As filed with the Securities and Exchange Commission on May 16, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
UNITED AUTO GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	22-3086739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
SEE TABLE OF ADDITIONAL REGISTRANTS
2555 Telegraph Road, Bloomfield Hills, MI 48302 248-648-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Shane M. Spradlin, Esq.
Vice President and Secretary
United Auto Group, Inc.
2555 Telegraph Road
Bloomfield Hills, MI 48302
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount to	Aggregate Offering	Amount of
Securities to be Registered	be Registered	Price	Registration Fee(1)
3.5% Senior Subordinated Convertible Notes due 2026 (“3.5% Notes”)	$375,000,000	$375,000,000	$40,125
Guarantees of 3.5% Notes(2)	n/a	n/a	n/a
Common stock(3)	7,913,475	n/a(4)	n/a(4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Guarantees of the payment of principal and interest on the 3.5% Notes are provided by subsidiaries of the registrant. No separate consideration will be received for such guarantees and, pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for such guarantees.

(3)	Represents shares of common stock issuable upon conversion of the notes based on a conversion rate of 21.1026 shares per $1,000 principal amount of notes and an indeterminate number of additional shares of common stock issuable upon conversion of notes, pursuant to Rule 416 under the Securities Act of 1933, that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Pursuant to Rule 457(i) under the Securities Act of 1933, no additional registration fee is required in connection with the registration of the common stock issuable upon conversion of the 3.5% Notes.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
AUTO MALL PAYROLL SERVICES, INC.	Florida	65-0168491
BRETT MORGAN CHEVROLET-GEO, INC.	Delaware	62-1666250
CENTRAL FORD CENTER, INC.	Arkansas	71-0472936
CJNS, LLC	Delaware	86-1024936
CLASSIC AUTO GROUP, INC.	New Jersey	22-3115638
CLASSIC ENTERPRISES, LLC	Delaware	22-3115638
CLASSIC IMPORTS, INC.	New Jersey	22-3528527
CLASSIC MANAGEMENT COMPANY, INC.	New Jersey	22-3271563
CLASSIC MOTOR SALES, LLC	Delaware	22-3555425
CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware	52-2097845
CLASSIC TURNERSVILLE, INC.	New Jersey	22-3523436
COVINGTON PIKE DODGE, INC.	Delaware	62-1470261
D. YOUNG CHEVROLET, LLC	Delaware	35-2035177
DAN YOUNG CHEVROLET, INC.	Indiana	35-1123225
DAN YOUNG MOTORS, LLC	Delaware	35-2035179
DEALER ACCESSORIES, LLC	Delaware	26-0111056
DIFEO PARTNERSHIP, LLC	Delaware	22-3145559
EUROPA AUTO IMPORTS, INC.	California	95-2305855
FLORIDA CHRYSLER PLYMOUTH, INC.	Florida	59-2676162

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
FRN OF TULSA, LLC	Delaware	74-2870051
GENE REED CHEVROLET, INC.	South Carolina	57-0714181
GMG MOTORS, INC.	California	95-2691214
GOODSON NORTH, LLC	Delaware	74-2962016
GOODSON PONTIAC-GMC, LLC	Delaware	74-2962015
GOODSON SPRING BRANCH, LLC	Delaware	74-2962017
HT AUTOMOTIVE, LTD.	Delaware	86-0956598
JS IMPORTS, LLC	Florida	06-1174009
KMPB, LLC	Delaware	33-0959285
KMT/UAG, INC.	California	95-3189650
LANDERS AUTO SALES, LLC	Arkansas	84-1664308
LANDERS BUICK PONTIAC, INC.	Arkansas	71-0765000
LANDERS FORD NORTH, INC.	Arkansas	71-0833592
LANDERS FORD, INC.	Delaware	62-1786911
LANDERS NISSAN, LLC	Delaware	62-1842244
LANDERS UNITED AUTO GROUP NO. 2, INC.	Arkansas	71-0796323
LATE ACQUISITION I, LLC	Delaware	33-1011098
LATE ACQUISITION II, LLC	Delaware	33-1011096
LMNS, LLC	Delaware	86-1024935
LRP, LTD.	Arizona	86-0805727
MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina	57-0917132
MOTORCARS ACQUISITION II, LLC	Delaware	38-3526433
MOTORCARS ACQUISITION III, LLC	Delaware	38-3526235
MOTORCARS ACQUISITION IV, LLC	Delaware	38-3569545
MOTORCARS ACQUISITION V, LLC	Delaware	87-0721680
MOTORCARS ACQUISITION VI, LLC	Delaware	86-1121782
MOTORCARS ACQUISITION, LLC	Delaware	38-3526432
NATIONAL CITY FORD, INC.	Delaware	33-0834429
NISSAN OF NORTH OLMSTED, LLC	Delaware	38-3597513
PALM AUTO PLAZA, LLC.	Florida	65-1272503
PEACHTREE NISSAN, INC.	Georgia	58-1273321
PMRC, LLC	Delaware	22-3881752
REED-LALLIER CHEVROLET, INC.	North Carolina	56-1632500
RELENTLESS PURSUIT ENTERPRISES, INC.	California	93-1008771
SA AUTOMOTIVE, LTD.	Arizona	86-0583813
SAU AUTOMOTIVE, LTD.	Arizona	86-0839423
SCOTTSDALE FERRARI, LLC	Arizona	86-0981831
SCOTTSDALE JAGUAR, LTD.	Arizona	86-0527896

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona	86-0573438
SIGMA MOTORS, INC.	Arizona	86-1047752
SK MOTORS, LTD.	Arizona	86-0839422
SL AUTOMOTIVE, LTD.	Arizona	86-0610228
SOMERSET MOTORS, INC.	New Jersey	22-2986160
SUN MOTORS, LTD.	Arizona	86-0782655
THE NEW GRACELAND DODGE, INC.	Tennessee	62-1292399
TRI-CITY LEASING, INC.	California	95-2690090
UAG ATLANTA H1, LLC	Delaware	30-0282545
UAG ATLANTA IV MOTORS, INC.	Georgia	58-1092076
UAG CAPITOL, INC.	Delaware	76-0759095
UAG CARIBBEAN, INC.	Delaware	13-3980142
UAG CAROLINA, INC.	Delaware	13-3959601
UAG CENTRAL FLORIDA MOTORS, LLC	Delaware	75-3086724
UAG CENTRAL REGION MANAGEMENT, INC.	Indiana	38-3537233
UAG CERRITOS, LLC	Delaware	33-0913909
UAG CHCC, INC.	New Jersey	22-2990922
UAG CHEVROLET, INC.	New Jersey	22-2762327
UAG CITRUS MOTORS, LLC	Delaware	59-3525335
UAG CLASSIC, INC.	Delaware	13-3987807
UAG CLOVIS, INC.	Delaware	76-0759096
UAG CONNECTICUT, LLC	Delaware	06-1589742
UAG DULUTH, INC.	Texas	58-1786146
UAG EAST, LLC	Delaware	13-3944970
UAG ESCONDIDO A1, INC.	Delaware	20-3697398
UAG ESCONDIDO H1, INC.	Delaware	20-3697348
UAG ESCONDIDO M1, INC.	Delaware	20-3697423
UAG FAYETTEVILLE I, LLC	Delaware	71-0858576
UAG FAYETTEVILLE II, LLC	Delaware	71-0858577
UAG FAYETTEVILLE III, LLC	Delaware	71-0858578
UAG FINANCE COMPANY, INC.	Delaware	13-3953915
UAG GRACELAND II, INC.	Delaware	13-3991339
UAG HUDSON, INC.	New Jersey	22-1919268
UAG INTERNATIONAL HOLDINGS, INC.	Delaware	51-0393682
UAG KISSIMMEE MOTORS, INC.	Delaware	58-2361341
UAG LANDERS SPRINGDALE, LLC	Delaware	71-0846659
UAG LOS GATOS, INC.	Delaware	76-0759098
UAG MARIN, INC.	Delaware	76-0759100
UAG MEMPHIS II, INC.	Delaware	62-1722683

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
UAG MEMPHIS IV, INC.	Delaware	62-1722679
UAG MEMPHIS MANAGEMENT, INC.	Delaware	62-1722677
UAG MICHIGAN CADILLAC, LLC	Delaware	38-3543705
UAG MICHIGAN H1, LLC	Delaware	42-1539792
UAG MICHIGAN H2, LLC	Delaware	06-1732404
UAG MICHIGAN PONTIAC-GMC, LLC	Delaware	38-3543709
UAG MICHIGAN T1, LLC	Delaware	38-3543711
UAG MICHIGAN TMV, LLC	Delaware	38-3544903
UAG NANUET I, LLC	Delaware	22-3784977
UAG NANUET II, LLC	Delaware	22-3784978
UAG NEVADA LAND, LLC	Delaware	86-1008719
UAG NORTHEAST, LLC	Delaware	13-3914694
UAG OLDSMOBILE OF INDIANA, LLC	Indiana	38-3523400
UAG PHOENIX VC, LLC	Delaware	06-1590478
UAG ROYAL PALM, LLC	Delaware	80-0072974
UAG SAN DIEGO A1, INC.	Delaware	20-3697335
UAG SAN DIEGO AU, INC.	Delaware	20-3955972
UAG SAN DIEGO H1, INC.	Delaware	20-3697304
UAG SAN DIEGO JA, INC.	Delaware	47-0957524
UAG SAN DIEGO MANAGEMENT, INC.	Delaware	20-3955897
UAG SOUTHEAST, INC.	Delaware	13-3865530
UAG SPRING, LLC	Delaware	74-2981371
UAG STEVENS CREEK II, INC.	Delaware	47-0957526
UAG SUNNYVALE, INC.	Delaware	76-0759097
UAG TORRANCE, INC.	Delaware	47-0934123
UAG TULSA JLM, LLC	Delaware	06-1742289
UAG TULSA VC, LLC	Delaware	22-3877257
UAG TURNERSVILLE MOTORS, LLC	Delaware	84-1629421
UAG VC II, LLC	Delaware	43-2090811
UAG VK, LLC	Delaware	38-3590846
UAG WEST BAY AM, LLC	Delaware	61-1442389
UAG WEST BAY FM, LLC	Delaware	86-1088680
UAG WEST BAY IA, LLC	Delaware	30-0150593
UAG WEST BAY IAU, LLC	Delaware	61-1442390
UAG WEST BAY IB, LLC	Delaware	35-2196049
UAG WEST BAY II, LLC	Delaware	38-3672787
UAG WEST BAY IL, LLC	Delaware	30-0150590
UAG WEST BAY IM, LLC	Delaware	37-1458215
UAG WEST BAY IN, LLC	Delaware	04-3805793
UAG WEST BAY IP, LLC	Delaware	32-3360132
UAG WEST BAY IV, LLC	Delaware	32-0060125

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
UAG WEST BAY IW, LLC	Delaware	36-4521984
UAG WEST, LLC	Delaware	13-3914611
UAG YOUNG AUTOMOTIVE GROUP, LLC	Delaware	32-2035279
UAG YOUNG II, INC.	Delaware	13-3985679
UAG/PFS, INC.	Arizona	86-0376346
UNITED FORD BROKEN ARROW, LLC	Delaware	26-0111055
UNITED FORD NORTH, LLC	Delaware	26-0111052
UNITED FORD SOUTH, LLC	Delaware	26-0111051
UNITED NISSAN, INC. (A GEORGIA CORPORATION)	Georgia	58-2038392
UNITED NISSAN, INC. (A TENNESSEE CORPORATION)	Tennessee	62-0790848
UNITED RANCH AUTOMOTIVE, LLC	Delaware	86-1008720
UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware	72-1393145
UNITEDAUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware	86-1123497
WEST PALM AUTO MALL, INC.	Florida	65-0050208
WEST PALM NISSAN, LLC	Florida	06-1773996
WEST PALM S1, LLC	Delaware	14-1961285
WESTBURY SUPERSTORE, LTD.	New York	11-2983989
YOUNG AUTOMOTIVE HOLDINGS, LLC	Delaware	35-2035053
YOUNG MANAGEMENT GROUP, INC.	Indiana	35-1897920
ATLANTIC AUTO FUNDING CORPORATION	Delaware	16-1480801
ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware	16-1502671
ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware	16-1505549
UAG MICHIGAN HOLDINGS, INC.	Delaware	30-0193048
UAG NORTHEAST BODY SHOP, INC.	Delaware	13-4044770
UAG REALTY, LLC	Delaware	38-3543708
UAG TEXAS II, INC.	Delaware	13-3933083
UAG TEXAS, LLC	Delaware	13-3933080
UAG TULSA HOLDINGS, LLC	Delaware	51-0410923
UAG TURNERSVILLE REALTY, LLC	Delaware	38-3543708
UNITEDAUTO FIFTH FUNDING, INC.	Delaware	16-1549850
UNITED AUTO LICENSING, LLC	Delaware	38-3556189
UNITED AUTOCARE PRODUCTS, LLC	Delaware	13-3922210
UNITEDAUTO FINANCE, INC.	Delaware	16-1456003
UNITEDAUTO FOURTH FUNDING INC.	Delaware	16-1543345
DIFEO HYUNDAI PARTNERSHIP	New Jersey	22-3186280
DIFEO NISSAN PARTNERSHIP	New Jersey	22-3186257

State or
Other
Jurisdiction
of
Incorporation
Exact Name of Registrant Guarantor or Specified in	or	I.R.S. Employer Identification
its Charter (1)	Organization	Number
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey	22-3186252
DIFEO LEASING PARTNERSHIP	New Jersey	22-3193493
DANBURY AUTO PARTNERSHIP	Connecticut	06-1349205
DIFEO TENAFLY PARTNERSHIP	New Jersey	22-3186285
OCT PARTNERSHIP	New Jersey	22-3248303
HUDSON MOTORS PARTNERSHIP	New Jersey	22-3186282
COUNTY AUTO GROUP PARTNERSHIP	New Jersey	13-3678489
SOMERSET MOTORS PARTNERSHIP	New Jersey	22-3186283
SHANNON AUTOMOTIVE, LTD.	Texas	76-0528837
UAG HOUSTON ACQUISITION, LTD.	Texas	38-3542915
WTA MOTORS, LTD.	Texas	33-1011102
UAG GD, LTD.	Texas	06-1664576
UAG GN, LTD.	Texas	06-1664569
UAG GP, LTD.	Texas	06-1664579
UAG GW, LTD.	Texas	06-1664570
UAG MINNEAPOLIS B1, LLC	Delaware	76-0819658
UAG BOSTON FML, LLC	Delaware	87-0166681
UAG BOSTON FMM, LLC	Delaware	87-0766680
UAG BOSTON FMB, LLC	Delaware	87-0766675
UAG BOSTON FMR, LLC	Delaware	87-0766678
UAG BOSTON BENTLEY, LLC	Delaware	06-1774003

(1)	The address of each guarantor is c/o United Auto Group, Inc. 2555 Telegraph Road, Bloomfield Hills, MI 48302.

PROSPECTUS
3.5% Senior Subordinated Convertible Notes due 2026, Related Guarantees
and Common Stock Issuable upon Conversion of the Notes
     We issued and sold $375,000,000 aggregate principal amount of our 3.5% Senior Subordinated Convertible Notes due 2026, or the notes, in a private offering on January 31, 2006. This prospectus will be used by selling security holders to resell from time to time their notes and the shares of common stock into which the notes are convertible at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices. The selling security holders may sell the notes or the common stock directly to purchasers or though underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the notes or the shares of common stock issuable upon conversion of the notes by any of the selling security holders.
     The notes bear interest at the rate of 3.5% per year, payable in cash semiannually in arrears on April 1 and October 1 of each year, beginning October 1, 2006. The notes mature on April 1, 2026. Beginning on April 6, 2011, we may redeem the notes, in whole or in part, for cash at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding redemption date. The notes are our unsecured senior subordinated obligations and rank junior in right of payment to all of our existing and future senior debt. Our obligations under the notes are guaranteed on an unsecured senior subordinated basis by substantially all of our existing wholly owned domestic subsidiaries and certain future wholly owned domestic subsidiaries.
     Holders may convert their notes based on a conversion rate of 21.1026 shares of our common stock per $1,000 principal amount of notes (which is equal to an initial conversion price of approximately $47.39 per share), subject to adjustment, under the following circumstances: (1) if the closing price of our common stock reaches, or the trading price of the notes falls below, specified thresholds, (2) if the notes are called for redemption, (3) if specified distributions to holders of our common stock are made or specified corporate transactions occur, (4) if a fundamental change occurs, or (5) during the ten trading days prior to, but excluding, the maturity date. Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of notes, a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in this prospectus, of the number of shares of our common stock equal to the conversion rate. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining value deliverable upon conversion. If a holder elects to convert its notes in connection with certain events that constitute a change of control on or before April 6, 2011, the holder will also be entitled to receive additional shares upon conversion in some circumstances.
     For a more detailed description of the notes, see “Description of Notes”.
     Our common stock is quoted on the New York Stock Exchange under the symbol “UAG.” On May 11, 2006, the last reported sale price of our common stock was $43.67.
Investing in these securities involves risks. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission, referred to in this prospectus as the “ Commission,” nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2006.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “ shelf ” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. Selling security holders may use this shelf registration statement to sell the 3.5% Senior Subordinated Convertible Notes due 2026 that we issued on January 31, 2006, which we refer to as the notes, as well as the shares of common stock issuable upon conversion of the notes.
     For further information about our business and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “ Where You Can Find More Information .”
     This prospectus provides you with a general description of the securities any selling security holders may offer. Each time any selling security holders sell securities, we may provide a prospectus supplement that will contain additional information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “ Where You Can Find More Information .”
     You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
     We were incorporated in Delaware in December 1990 and began dealership operations in October 1992. Our executive offices are located at 2555 Telegraph Road, Bloomfield Hills, MI 48302. Our telephone number is (248) 648-2500. Our website address is www.unitedauto.com; information included or referred to on our website is not part of this prospectus.
     References in this prospectus to “ UnitedAuto ,” “ we ,” “ us ” and “ our ” refer to United Auto Group, Inc. and its subsidiaries, unless the context otherwise requires.

i

FORWARD LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. We use words such as “ anticipates         ,” “ believes ,” “ plans ,” “ expects ,” “ future ,” “ intends ,” “ may ,” “ will ,” “ should ,” “ estimates ,” “ predicts ,” “ potential ,” “ continue ,” “ becoming ,” “ transitioning ” and similar expressions to identify such forward-looking statements.
     These forward-looking statements apply only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described under the section entitled “ Risk Factors ” of this prospectus, as well as those noted in similar sections of the other documents incorporated into this prospectus by reference. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements include statements as to, among others:
•	our future financial performance;

•	future acquisitions;

•	future capital expenditures;

•	our ability to obtain cost savings and synergies;

•	our ability to respond to economic cycles;

•	trends in the automotive retail industry and in the general economy in the various countries in which we operate dealerships;

•	our ability to access the remaining availability under our credit agreements and other capital;

•	our liquidity;

•	interest rates;

•	trends affecting our future financial condition or results of operations; and

•	our business strategy.

ii

RISK FACTORS
     You should carefully consider the following risks, as well as the other information set forth in this prospectus and the information incorporated by reference before making a decision to invest in our common stock of the notes. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, we might be unable to repay the principal of, premium, if any, and interest on the notes, and you could lose all or part of your investment.
Risks Relating to the Notes
Our substantial amount of debt may limit our ability to obtain financing for acquisitions, make us more vulnerable to adverse economic conditions and make it more difficult for us to make payments on the notes and our other debt.
     We have a substantial amount of debt. As of March 31, 2006, we had approximately $688.5 million of total long-term debt outstanding and $1,236.1 million of floor plan notes payable outstanding. We also had $578.5 million of additional debt capacity under our U.S. credit facility and $95.5 million available under our U.K. credit agreement, assuming the borrowing conditions of these facilities were met.
     Our substantial debt could have important consequences to you. For example, it could:
•	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions and paying dividends;

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.
     Our ability to meet our debt service obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, the response of competitors, regulatory developments and delays in implementing our growth strategies. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy and the anticipated results of our strategy may not be realized.
     If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt, including the notes, or to fund our other liquidity needs. If we are unable to service our debt, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our existing or future franchise agreements, agreements with manufacturers or debt agreements, including the indenture governing the notes and our existing and future credit agreements, may prohibit us from pursuing any of these alternatives.
     Our debt instruments also permit us to incur additional debt in the future. Any such additional debt could be senior to the notes offered hereby. In addition, the entities we may acquire in the future could have significant amounts of debt outstanding which we could be required to assume in connection with the acquisition, or we may incur our own significant indebtedness to consummate an acquisition.

The indenture governing the notes does not limit our ability or our subsidiaries’ ability to incur indebtedness or to take other actions which may be adverse to the interests of the holders of the notes.
     The indenture governing the notes does not contain any financial or operating covenants that would restrict or prohibit us or our subsidiaries from undertaking certain types of transactions that could be adverse to the interests of the holders of the notes. In particular, the indenture does not restrict us or our subsidiaries from incurring additional indebtedness. If we or our subsidiaries incur additional indebtedness, the related risks described above could intensify. In addition, the indenture does not contain restrictions on paying dividends, making of investments, entering into transactions with affiliates, incurring liens or issuing or repurchasing securities. Any of the actions could be adverse to the interests of the holders of the notes.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
     Our ability to make payments on our indebtedness, including the notes, and to refinance our indebtedness and fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
     We believe our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements, our floor plan financing arrangements and the notes offered hereby, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit facilities in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all.
The notes are junior to our senior debt and the guarantees are junior to guarantor senior debt.
     The notes are unsecured senior subordinated obligations and are junior to all of our existing and future senior indebtedness, including indebtedness under our credit facilities and floor plan financing. As of March 31, 2006, we and our subsidiaries had senior indebtedness of approximately $1,249.6 million and total senior subordinated indebtedness of approximately $675.0 million (including the notes). We also had $578.5 million of additional debt capacity under our U.S. credit facility and $95.5 million of additional debt capacity under our U.K. credit facility.
     Substantially all of our wholly owned domestic subsidiaries guarantee the notes. These guarantees are unsecured senior subordinated obligations and are junior to all existing and future senior debt of the guarantors. As of March 31, 2006, the guarantors had outstanding $780.6 million of senior indebtedness (not including subsidiary guarantees of debt under our U.S. credit facility) ranking senior to the senior subordinated guarantees. We may also incur significant additional senior indebtedness under the terms of our credit facilities, floorplan financing and senior subordinated notes. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the notes only after our senior indebtedness has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary’s assets would be available to pay obligations on its guarantee only after payments have been made on its senior indebtedness.
     If we fail to pay any of our senior indebtedness, we may make payments on the notes only if either we first pay our senior debt or the holders of our senior debt waive the payment default. Moreover, if any non-payment default exists under our senior indebtedness, we may not make any cash payments on the notes for a period of up to 179 days in any 360-day period, unless we cure the non-payment default, the holders of the senior indebtedness waive the default or rescind acceleration of the indebtedness or we repay the indebtedness in full. In the event of a non-payment default, we may not have sufficient assets to pay amounts due on the notes.
     In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us, holders of the notes will participate ratably with all of our general unsecured creditors. However, because the indenture requires that, until all of our senior debt is repaid, amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than our other general unsecured creditors in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, including the holders of the notes.

The notes are effectively junior to the liabilities of our current and future non-guarantor subsidiaries.
     The notes are effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, including all of our foreign subsidiaries and non-wholly owned domestic subsidiaries. Our U.K. subsidiaries do not guarantee the notes, and the notes are effectively junior to the debt of these subsidiaries, which as of March 31, 2006 was $346.3 million of floor plan notes payable. As of March 31, 2006 our U.K. credit facility had $95.5 million of available capacity. In addition, our future wholly owned domestic subsidiaries may not be required to guarantee the notes until certain conditions are met, although they may guarantee our 9.625% senior subordinated notes due 2012. Our non-wholly owned domestic subsidiaries guarantee our outstanding 9.625% senior subordinated notes due in 2012, although they will not guarantee these notes. If one of our non-guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that non- guarantor subsidiary’s assets would not be available to us or the holders of the notes until after payments have been made on all of its liabilities. As a result, the payment of principal, premium and interest on the notes is effectively subordinated in right of payment to all debt and liabilities of the non-guarantor subsidiaries and, therefore, if our assets are insufficient to pay the notes in full, the assets of the non-guarantor subsidiaries may not be available to pay the notes.
The notes are not secured by any of our assets. However, our credit agreements and floor plan financing are secured by substantially all of our assets. As a result, if we become insolvent, secured lenders will have a prior claim on our assets.
     The notes are not secured by any of our assets. However, our floor plan financing is secured by substantially all of our subsidiaries’ assets, and our credit agreements are secured by substantially all of our assets and a pledge of the capital stock of many of our subsidiaries. Additionally, the terms of the indenture and our existing credit facilities permit us to incur additional secured debt in the future. Accordingly, in addition to the contractual subordination described elsewhere herein, the payment of principal, premium and interest on the notes is effectively subordinated in right of payment to all of our secured debt with respect to the assets securing such secured debt, and the payment under the guarantees is effectively subordinated in right of payment to all secured debt of the guarantors.
     If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. In that event, because the notes not secured by any of our assets, it is possible that there will be no assets remaining from which claims of holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.
     As of March 31, 2006, we had outstanding $8.0 million of secured debt (not including our guarantees of subsidiary floor plan debt), and the ability to incur up to $674.0 million of secured debt under our U.S. credit facility and our U.K. credit facility. As of March 31, 2006, the guarantors had outstanding $780.6 million of secured debt (not including subsidiary guarantees of debt under our U.S. credit facility).
You should consider the U.S. federal income tax consequences of owning, converting and disposing of the notes.
     Under the indenture governing the notes, we and each holder and beneficial owner of a note agree (in the absence of a change in law requiring a contrary treatment) to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulations governing contingent payment debt instruments. As a result of this treatment, the amount of interest income with respect to the notes required to be included in your gross income in each taxable year generally will substantially exceed the cash interest payments on the notes (both fixed and contingent) actually received by you in that year.
     Additionally, you generally are required to recognize, as ordinary interest income, any gain realized on the sale, exchange, conversion, redemption or repurchase of your notes (with any such gain being computed in the case of a conversion by treating the amount of cash and the fair market value of any common stock you receive as your amount realized). The application of these Treasury regulations is uncertain, and no rulings have been or will be sought from the Internal Revenue Service concerning application of these regulations to the notes. The Internal Revenue Service may take contrary positions and, accordingly, no assurance can be given that the Internal Revenue Service or a court will agree with the tax consequences of the ownership, conversion and disposition of the notes and any common stock received on conversion of the notes as described in this offering memorandum. If the application of these Treasury regulations to the notes were successfully challenged by the Internal Revenue Service, the amount, timing and character of income, gain or loss in respect of your notes or any common stock received on conversion of your notes could be significantly different from that which is described in this offering memorandum. Further, the comparable yield and projected payment schedule provided by us are not binding on the Internal Revenue Service. If the Internal Revenue Service successfully challenged the comparable yield or the projected payment schedule provided by us, the redetermined yield could be materially greater or less than the comparable yield provided by us and/or the projected payment schedule could differ materially from the projected payment schedule provided by us. In any such case, the timing and amount of interest inclusions with respect to your notes could be significantly affected. You should consult your own tax advisor concerning the tax consequences of owning, converting and disposing of the notes and any common stock received on conversion of the notes in light of your particular situation. See “Certain U.S. Federal Tax Considerations.”
The agreements governing our debt contain various covenants that limit our discretion in the operation of our business, could prohibit us from engaging in transactions we believe to be beneficial and could lead to the acceleration of our debt.
     Our existing and future debt agreements impose and will impose operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and restrict our ability and our subsidiaries’ ability to:
•	incur additional debt;

•	create liens;

•	make acquisitions;

•	redeem and/or prepay certain debt;

•	sell preferred stock of subsidiaries or other assets;

•	make certain investments;

•	enter new lines of business;

•	engage in consolidations, mergers and acquisitions;

•	repurchase or redeem capital stock;

•	guarantee obligations;

•	engage in certain transactions with affiliates; and

•	pay dividends and make other distributions.
     Our U.S. credit agreement also requires us to comply with certain financial ratios, including a ratio of current assets to current liabilities, a maximum debt to stockholders’ equity ratio, a maximum debt to EBITDA ratio, a maximum domestic debt to EBITDA ratio, a measurement of stockholders’ equity, and a minimum fixed charge coverage ratio. These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, mergers and acquisitions and other corporate opportunities.
Failure to comply with covenants to our existing or future financing agreements could result in cross-defaults under some of our financing agreements which could jeopardize our ability to pay the notes.
     Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain the financial tests and ratios required by the instruments governing our financing arrangements. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including the indenture governing the notes. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We also may amend the provisions and limitations of our credit facilities from time to time without the consent of the holders of notes.

     Our debt contains prepayment or acceleration rights at the election of the holders upon a covenant default or change in control, which acceleration rights, if exercised, could constitute an event of default under the notes. It is possible that we would be unable to fulfill all of these obligations and make payments on the notes simultaneously.
We may be unable to purchase the notes upon a fundamental change or on any of the purchase dates as required by the notes, which would cause defaults under the notes and our other debt agreements.
     Holders of the notes may require us to repurchase for cash all or a portion of the notes on each of April 1, 2011, April 1, 2016 and April 1, 2021, or following the occurrence of a fundamental change, at a purchase price equal to 100% of the principal amount of the notes, plus accrued interest to, but excluding, the date of the purchase. In addition, the indenture governing our existing 9.625% senior subordinated notes due 2012 will similarly require us to repurchase those notes in the event of a change of control at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest to the date of the purchase. We are limited by our U.S. credit facility, and may be prohibited under future financing agreements, from purchasing any notes or any 9.625% senior subordinated notes prior to their stated maturity. In such circumstances, we will be required to repay or obtain the requisite consent from the affected lenders to permit the repurchase of such notes. If we are unable to repay all of such debt or are unable to obtain the necessary consents, we will be unable to offer to repurchase both series of notes, which would constitute an event of default under the notes, which itself would also constitute a default under our credit agreements, the indenture governing the 9.625% senior subordinated notes and our other existing financing arrangements, and could constitute a default under the terms of any future debt that we may incur. In addition, we may not have sufficient funds available at the time we are required to repurchase the notes offered hereby.
We may not be able to pay the cash portion of the conversion consideration upon conversion of the notes.
     We may not have sufficient cash to pay, or may not be permitted to pay, the cash portion of the conversion consideration upon conversion of the notes. As described under “Description of Notes,” upon conversion of the notes, we will be required to pay to the holder of a note a cash payment equal to the lesser of the principal amount of the notes being converted or the conversion value of those notes. This payment must be made in cash, not in shares of our common stock. As a result, we may be required to pay significant amounts in cash to holders of the notes upon conversion.
     If we do not have sufficient cash on hand at the time of conversion, we may have to borrow funds under our revolving credit facilities or raise additional funds through other debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, future senior debt may prohibit us from making these cash payments upon conversion of the notes, or may restrict our ability to make such payments by requiring that we satisfy certain covenants relating to the making of restricted payments. In addition, our ability to make payments on the notes, including upon conversion under any circumstance, may be restricted by the subordination provisions of the indenture governing the notes.
     We obtained the consent of the lenders under our existing U.S. credit agreement for the issuance of the notes as well as for the cash payments to be made upon conversion of the notes. However, such consent is subject to certain conditions, including our continued compliance with the covenants under the U.S. credit agreement. If we fail to comply with these conditions, we would not be permitted to pay the cash portion of the conversion consideration upon conversion of the notes, and any such payments would constitute an event of default under the U.S. credit agreement. A failure to pay the conversion consideration would be an event of default would occur under the indenture governing the notes, which could lead to cross-defaults under our other indebtedness.
Fluctuations in the price of our common stock may prevent you from being able to convert the notes and may impact the price of the notes and make them more difficult to resell.
     The ability of holders of the notes to convert the notes is conditioned on the closing price of our common stock reaching a specified threshold or the occurrence of specified events, such as a change of control. If the closing price threshold for conversion of the notes is satisfied during a calendar quarter, holders may convert their notes only during the subsequent calendar quarter. If such closing price threshold is not satisfied and the other specified events that would permit a holder to convert notes do not occur, holders would not be able to convert their notes until the period beginning ten trading days before the maturity date and ending at the close of business on the business day immediately preceding the final maturity date. See “Description of Notes — Conversion Rights” and “— Conversion Upon Occurrence of Specified Corporate Transactions.”

     Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and could limit the amount of cash payable, as well as the number of shares of our common stock issuable, upon conversion of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.
     Our stock price and the stock market in general has from time to time experienced extreme price fluctuations. Often, these changes have been unrelated to the operating performance of the affected companies. The trading price of our common stock is affected by many factors including our results of operations, conditions specific to the automobile retail industry, earnings and other announcements by our competitors, conditions in securities markets in general and recommendations by securities analysts. Furthermore, quarter-to-quarter fluctuations in our results of operations caused by changes in customer demand or other factors may have a significant effect on the market price of our common stock. In addition, general market conditions and international political or economic factors unrelated to our performance may affect our stock price. These and other conditions and factors could cause the price of our common stock, and therefore the price of the notes, to fluctuate substantially over short periods.
The make whole premium that may be payable upon conversion in connection with a change of control may not adequately compensate you for the lost option time value of your notes as a result of such change of control.
     If you convert notes in connection with a change of control occurring on or prior to April 6, 2011, we may be required to pay a make whole premium by increasing the conversion rate applicable to the notes. While the increase in the conversion rate is designed to compensate you for the lost option value of your notes as a result of a change of control, such increase is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if a change of control occurs, in certain instances described under “Description of Notes — Determination of Make Whole Premium,” there will be no such increase in the conversion rate.
If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.
     If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
We could enter into various transactions, such as acquisitions, refinancings, recapitalizations or other highly leveraged transactions, which would not constitute a fundamental change under the terms of the notes, but which could nevertheless increase the amount of our outstanding debt at such time, or adversely affect our capital structure or credit ratings, or otherwise adversely affect holders of the notes.
     Under the terms of the notes, a variety of acquisition, refinancing, recapitalization or other highly leveraged transactions would not be considered fundamental change transactions. As a result, we could enter into any such transactions without being required to make an offer to repurchase the notes even though the transaction could increase the total amount of our outstanding debt, adversely affect our capital structure or credit ratings or otherwise materially adversely affect the holders of the notes. In addition, if such transaction is not considered a fundamental change under the terms of the notes, holders may not be able to convert their notes.
We are a holding company and as a result rely on payments from our subsidiaries in order to meet our cash needs and service our debt, including the notes. Our subsidiaries may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on the notes.
     As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments, including payments of management fees and pursuant to tax sharing arrangements, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on the notes. Our expenses include salaries of our executive officers, insurance, professional fees and payment of certain debt that may be outstanding from time to time. Most of our subsidiaries are subject to restrictions on the payment of dividends under certain circumstances pursuant to their franchise agreements, dealer agreements, other agreements with manufacturers and floor plan agreements. For example, most of the agreements contain minimum working capital or net worth requirements and some manufacturers’ dealer agreements specifically prohibit distribution to us if the distribution would cause the dealership to fail to meet such manufacturer’s capitalization guidelines, including net working capital. These restrictions limit our ability to apply profits generated from one subsidiary for use in other subsidiaries or, in some cases, at the parent company. Additionally, many of the floor plan lending agreements for our dealership subsidiaries include limitations on the subsidiary’s ability to make distributions of its property or assets other than in the ordinary course of business or make loans or other advances of funds. Furthermore, our foreign subsidiaries and domestic non-wholly owned subsidiaries, who are subject to the limitations described above on their ability to distribute or transfer funds, will not guarantee the notes and certain future subsidiaries will not be required to guarantee the notes until certain conditions are met. See “Description of Notes — Guarantees.”
Shares eligible for future sale may cause the market price of our common stock to drop significantly, even if our business is doing well.
     The potential for sales of substantial amounts of our common stock in the public market after this offering may have a material adverse effect on our stock price and therefore the notes. As of May 1, 2006, about 26,290,000 shares of common stock were beneficially owned by Penske affiliated companies and Mitsui & Co., Ltd., which could be resold subject to the volume limitations under Rule 144. In addition, there were options to purchase about 387,000 shares of common stock outstanding. We are required to file a shelf registration statement with respect to substantially all securities beneficially owned by Penske affiliated companies and Mitsui & Co., Ltd., if so requested. Finally, we have authorized but unissued shares that, if issued, could materially adversely affect our stock price.
Federal and state statutes allow courts, under specific circumstances, to void guarantees of the notes. In such event, holders of notes would be structurally subordinated to creditors of the issuer of the voided guarantee.
     Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims under the guarantees to the guarantor’s other debt or take other action detrimental to holders of the guarantees of notes. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantees made by our subsidiaries could be voided or subordinated to other debt if, among other things:
•	any subsidiary guarantor issued the guarantee to delay, hinder or defraud present or future creditors; or

•	any subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing such subsidiary guarantee and, at the time it issued its subsidiary guarantee, any subsidiary guarantor; or

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which such guarantor’s remaining unencumbered assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied.
     Among other things, a legal challenge of a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time it incurred the debt,
•	the sum of its debts is greater than the fair value of all of its assets;
•	the present fair saleable value of its assets was less than the amount that would be required in order to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or
•	it could not pay or is generally not paying its debts as they become due.

     There is no way to predict with certainty what standards a court would apply to determine whether a guarantor was solvent at the relevant time. It is possible that a court could view the issuance of guarantees as a fraudulent conveyance. To the extent that a guarantee were to be voided as a fraudulent conveyance or were to be held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of the guarantor and would be creditors solely of ours and of the guarantors whose guarantees had not been avoided or held unenforceable. In this event, the claims of the holders of the notes against the issuer of an invalid guarantee would be subject to the prior payment in full of all other liabilities of the guarantor thereunder. After providing for all prior claims, there may not be sufficient assets to satisfy the claims of the holders of the notes relating to the voided guarantees.
     The guarantees may be released under certain circumstances upon resale, exchange or transfer by us of the stock of the related guarantor or all or substantially all of the assets of the guarantor to a non-affiliate.
An active public market may not develop for the notes, which could hinder your ability to liquidate your investment.
     There is no public market for the notes. The initial purchasers have informed us that they are making a market in the notes. However, the initial purchasers are under no obligation to do so and may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for fixed income securities and by changes in our financial performance or prospects or in the prospects for companies in our industry in general. As a result, an active trading market for the notes may not develop or continue. So, you may not be able to resell your notes at their fair market value or at all. The notes will be eligible for trading on The PORTAL(TM) Market. However, we do not intend to apply for listing of the notes on any securities exchange or The Nasdaq Stock Market.
     The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, the development or liquidity of any market for the notes is uncertain. If an active trading market does not develop, the market price and liquidity of the notes may be materially adversely affected. If the notes are traded, they may trade at a discount depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.
Risks Relating to Automotive Manufacturers
Automotive manufacturers exercise significant control over our operations and we depend on them in order to operate our business.
     Each of our dealerships operates pursuant to franchise agreements with automotive manufacturers or related distributors. We are dependent on our relationships with these automotive manufacturers because, without a franchise agreement, we cannot operate a new vehicle franchise or perform manufacturer authorized service.
     Manufacturers exercise a great degree of control over the operations of our dealerships. For example, manufacturers can require our dealerships to meet specified standards of appearance, require individual dealerships to meet specified financial criteria such as maintenance of minimum net working capital and, in some cases, minimum net worth, impose minimum customer service and satisfaction standards, set standards regarding the maintenance of inventories of vehicles and parts and govern the extent to which our dealerships can utilize the manufacturers’ names and trademarks. In many cases the manufacturer must consent to the replacement of the dealership principal.
     Our franchise agreements worldwide may be terminated or not renewed by automotive manufacturers for a variety of reasons, including any unapproved change of ownership or management and other material breaches of the franchise agreements. We have, from time to time, not been compliant with various provisions of some of our franchise agreements. Although we believe that we will be able to renew at expiration all of our existing franchise agreements, if any of our significant existing franchise agreements or a large number of franchise agreements are not renewed or the terms of any such renewal are materially unfavorable to us, there may be a material adverse affect on our results of operations, financial condition or cash flows. In addition, actions taken by manufacturers to exploit their bargaining position in negotiating the terms of renewals of franchise agreements or otherwise could also have a material adverse affect on our results of operations, financial condition or cash flows.
     Our franchise agreements do not give us the exclusive right to sell a manufacturer’s product within a given geographic area. The location of a significant number of new dealerships near our existing dealerships could materially adversely affect our operations, revenues and profitability.

     We depend on manufacturers to provide us with a desirable mix of popular new vehicles, which tend to produce the highest profit margins. Manufacturers generally allocate their vehicles among dealerships based on the sales history of each dealership. Our inability to obtain sufficient quantities of the most popular models, whether due to sales declines at our dealerships or otherwise, could have a material adverse affect on our results of operations, financial condition or cash flows.
Our volumes and profitability may be affected if automotive manufacturers discontinue their incentive programs.
     Our dealerships depend on the manufacturers for sales incentives, warranties and other programs that are intended to promote and support new vehicle sales at our dealerships. Some of these programs include customer rebates on new vehicles, dealer incentives on new vehicles, special financing or leasing terms, warranties on new and used vehicles and sponsorship of used vehicle sales. Manufacturers have historically made many changes to their incentive programs during each year. If manufacturers reduce or discontinue incentive programs, our results of operations, financial condition or cash flows could be materially adversely affected.
Adverse conditions affecting one or more automotive manufacturers may negatively impact our revenues and profitability.
     Our success depends on the overall success of the line of vehicles that each of our dealerships sells. As a result, our success depends to a great extent on the automotive manufacturers’ financial condition, marketing, vehicle design, production and distribution capabilities, reputation, management and labor relations. In 2005, Toyota/ Lexus, BMW, Honda/ Acura and DaimlerChrysler accounted for 22%, 15%, 15% and 12%, respectively, of our total revenues. A significant decline in the sale of new vehicles manufactured by these manufacturers, or the loss or deterioration of our relationships with one or more of these manufacturers, could have a material adverse affect on our results of operations, financial condition or cash flows. No other manufacturer accounted for more than 10% of our total 2005 revenues.
     Events such as labor strikes that may adversely affect a manufacturer may also materially adversely affect us. In particular, labor strikes at a manufacturer or supplier that continue for a substantial period of time could have a material adverse affect on our business. Similarly, the delivery of vehicles from manufacturers at a time later than scheduled, which may occur particularly during periods of new product introductions, has led, and could in the future lead, to reduced sales during those periods. In addition, any event that causes adverse publicity involving one or more automotive manufacturers or their vehicles may have a material adverse affect on our results of operations, financial condition or cash flows.
Our failure to meet manufacturers’ consumer satisfaction requirements may adversely affect us.
     Many manufacturers attempt to measure customers’ satisfaction with their sales and warranty service experiences through systems that vary from manufacturer to manufacturer, but that are generally known as customer satisfaction indices, or CSI. These manufacturers may use a dealership’s CSI scores as a factor in evaluating applications for additional dealership acquisitions. Certain of our dealerships have had difficulty from time to time in meeting their manufacturers’ CSI standards. We may be unable to comply with these standards in the future. A manufacturer may refuse to consent to our acquisition of one of its franchises if it determines that our dealerships do not comply with the manufacturer’s CSI standards. This could materially adversely affect our acquisition strategy. In addition, because we receive payments from the manufacturers based in part on CSI scores, future payments could be materially reduced or eliminated if our CSI scores decline.
Automotive manufacturers impose limits on our ability to issue additional equity and on the ownership of our common stock by third parties, which may hamper our ability to meet our financing needs.
     A number of manufacturers impose restrictions on the sale and transfer of our common stock. The most prohibitive restrictions provide that, under specified circumstances, we may be forced to sell or surrender franchises (1) if a competitor automotive manufacturer acquires a 5% or greater ownership interest in us or (2) if an individual or entity that has a criminal record in connection with business dealings with any automotive manufacturer, distributor or dealer or who has been convicted of a felony acquires a 5% or greater ownership interest in us. Similarly, several manufacturers have the right to approve the acquisition by a third party of 20% or more of our voting equity, and a number of manufacturers continue to prohibit changes in ownership that may affect control of our company.
     Actions by our stockholders or prospective stockholders that would violate any of the above restrictions are generally outside our control. If we are unable to renegotiate these restrictions, we may be forced to terminate or sell one or more franchises, which could have a material adverse affect on us. This may also inhibit our ability to acquire dealership groups. These restrictions also may prevent or deter prospective acquirers from acquiring control of us and, therefore, may adversely impact the value of our common stock. These restrictions also may impede our ability to raise required capital or to issue our stock as consideration for future acquisitions.
Risks Relating to Our Acquisition Strategy
Growth in our revenues and earnings depends substantially on our ability to acquire and successfully operate new dealerships.
     We expect to continue to acquire new dealerships; however, we cannot guarantee that we will be able to identify and acquire any additional dealerships in the future. Moreover, acquisitions involve a number of risks, including:
•	integrating the operations and personnel of the acquired dealerships;

•	operating in new markets with which we are not familiar;

•	incurring unforeseen liabilities at acquired dealerships;

•	disruption to our existing businesses;

•	failure to retain key personnel of the acquired dealerships;

•	impairment of relationships with employees, manufacturers and customers; and

•	incorrectly valuing acquired entities.
     In addition, integrating acquired dealerships into our existing mix of dealerships may result in substantial costs, diversion of our management resources or other operational or financial problems. Unforeseen expenses, difficulties and delays frequently encountered in connection with the integration of acquired entities and the rapid expansion of operations could inhibit our growth, result in our failure to achieve acquisition synergies and require us to focus resources on integration rather than other more profitable areas.
     Acquired entities may subject us to unforeseen liabilities that we are unable to detect prior to completing the acquisition, or liabilities that turn out to be greater than those we had expected. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible. Until we assume operating control of acquired entities, we may not be able to ascertain the actual value of the acquired entity.
     We may be unable to identify acquisition candidates that would result in the most successful combinations, or to complete acquisitions on acceptable terms on a timely basis. The magnitude, timing, pricing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions. Further, covenants contained in our debt instruments impose limitations on our ability to acquire additional dealerships and future debt instruments may impose additional restrictions. Furthermore, we have sold and may in the future sell dealerships based on numerous factors, which may impact our future revenues and earnings, particularly if we do not make acquisitions to replace such revenues and earnings.
Manufacturers’ restrictions on acquisitions may limit our future growth.
     Our future growth via acquisition of automotive dealerships will depend on our ability to obtain the requisite manufacturer approvals. We must obtain the consent of a manufacturer prior to the acquisition of any of its dealership franchises. We may be unable to obtain the consent of a manufacturer for the acquisition of a dealership or it could take a significant amount of time. In addition, under many franchise agreements or under local law, a manufacturer may have a right of first refusal to acquire a dealership that we seek to acquire.
     Certain manufacturers also limit the total number of their dealerships that we may own in a particular geographic area and, in some cases, the total number of their vehicles that we may sell as a percentage of that manufacturer’s overall sales. Manufacturers may also limit the ownership of stores in contiguous markets and the dueling of a franchise with another brand. To date we have only reached these ceilings with two manufacturers.

Other Risks
Our business is susceptible to adverse economic conditions, including changes in consumer confidence, fuel prices and credit availability.
     We believe that the automotive retail industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates, fuel prices, weather conditions, unemployment rates and credit availability. Historically, unit sales of motor vehicles, particularly new vehicles, have been cyclical, fluctuating with general economic cycles. During economic downturns, new vehicle retail sales tend to experience periods of decline characterized by oversupply and weak demand. The automotive retail industry may experience sustained periods of decline in vehicle sales in the future. Any decline or change of this type could have a material adverse affect on our results of operations, financial condition or cash flows.
     Some of our operations are regionally concentrated including those in Arizona, California, the Northeastern U.S. and the United Kingdom. Adverse regional economic and competitive conditions in these areas could materially adversely affect our results of operations, financial condition or cash flows.
Substantial competition in automotive sales and services may adversely affect our profitability.
     The automotive retail industry is highly competitive. Depending on the geographic market, we compete with:
•	franchised automotive dealerships in our markets that sell the same or similar makes of new and used vehicles;

•	private market buyers and sellers of used vehicles;

•	Internet-based vehicle brokers that sell vehicles obtained from franchised dealers directly to consumers;

•	vehicle rental companies that sell their used rental vehicles;

•	service center chain stores; and

•	independent service and repair shops.
     In addition, automotive manufacturers may directly enter the retail market in the future, which could materially adversely affect us. Some of our competitors may have greater financial, marketing and personnel resources and lower overhead and sales costs than us. We do not have any cost advantage in purchasing new vehicles from the automotive manufacturers.
     In addition to competition for vehicle sales, our dealerships compete with franchised dealerships to perform warranty repairs and with other automotive dealers, independent service center chains, independent garages and others, for non-warranty repair, routine maintenance and parts business. A number of regional or national chains offer selected parts and services at prices that may be lower than our dealerships’ prices. We also compete with a broad range of financial institutions in arranging financing for our customers’ vehicle purchases.
     The Internet is a significant part of the sales process in our industry. We believe that customers are using the Internet as part of the sales process to compare pricing for cars and related finance and insurance services, which may reduce gross profit margins for new and used cars and profits generated from the sale of finance and insurance products. Some websites offer vehicles for sale over the Internet without the benefit of having a dealership franchise, although they must currently source their vehicles from a franchised dealer. If Internet new vehicle sales are allowed to be conducted without the involvement of franchised dealers, or if dealerships are able to effectively use the Internet to sell outside of their markets, our business could be materially adversely affected. We could also be materially adversely affected to the extent that Internet companies acquire dealerships or ally themselves with our competitors’ dealerships.
Our capital costs and our results of operations may be adversely affected by a rising interest rate environment.
     We finance our purchases of new and, to a lesser extent, used vehicle inventory using floor plan financing arrangements under which we are charged interest at floating rates. In addition, we obtain capital for general corporate purposes, dealership acquisitions and real estate purchases and improvements under predominantly floating interest rate credit facilities. Therefore, excluding the potential mitigating affects from interest rate hedging techniques, our interest expenses will rise with increases in interest rates. Rising interest rates may also have the affect of depressing demand in the interest rate sensitive aspects of our business, particularly new and used vehicles sales, because many of our customers finance their vehicle purchases. As a result, rising interest rates may have the effect of simultaneously increasing our costs and reducing our revenues, which could materially adversely affect our results of operations, financial condition or cash flows.
Our inability to raise capital, if needed, could adversely affect us.
     We require substantial capital in order to acquire and renovate automotive dealerships. This capital might be raised through public or private financing, including through the issuance of debt or equity securities and other sources. Availability under our credit agreements may be limited by the covenants and conditions of those facilities. We may not be able to find additional or sufficient financing to raise additional funds. If we raise additional funds by issuing equity securities, dilution to then existing stockholders may result. The amount of equity securities that we issue in connection with acquisitions and renovations could be significant.
     If adequate funds are not available, we may be required to significantly curtail our acquisition and renovation programs, which could materially and adversely affect our growth strategy.
     We depend to a significant extent on our ability to finance the purchase of inventory in the form of floor plan financing. Floor plan financing is financing from a vehicle manufacturer secured by the vehicles we sell. Our dealerships borrow money to buy a particular vehicle from the manufacturer and pay off the floor plan financing when they sell the particular vehicle, paying interest during the interim period. Our floor plan financing is secured by substantially all of the assets of our automotive dealership subsidiaries and, in some cases, a guarantee from us. Our remaining assets are pledged to secure our credit facilities. This may impede our ability to borrow from other sources. Most of our floor plan lenders are associated with manufacturers with whom we have franchise agreements. Consequently, the deterioration of our relationship with a manufacturer could adversely affect our relationship with the affiliated floor plan lender and vice versa. Any inability to obtain floor plan financing on customary terms, or the termination of our floor plan financing arrangements by our floor plan lenders, could have a material adverse effect on our operations.
Business interruptions at some of our dealerships could impact our operating results.
     We have historically experienced business interruptions at several of our dealerships due to adverse weather conditions or other extraordinary events, such as wild fires in California or hurricanes in Florida. To the extent we experience future similar events, our operating results may be materially adversely impacted.
If we lose key personnel or are unable to attract additional qualified personnel, our business could be adversely affected.
     We believe that our success depends to a significant extent upon the efforts and abilities of our executive management and key employees, including, in particular, Roger S. Penske, our Chief Executive Officer. Additionally, our business is dependent upon our ability to continue to attract and retain qualified personnel, such as managers, as well as retaining dealership management in connection with acquisitions. We generally have not entered into employment agreements with our key personnel. The loss of the services of one or more members of our senior management team, including, in particular, Roger S. Penske, could have a material adverse affect on us and materially impair the efficiency and productivity of our operations. We do not have key man insurance for any of our executive officers or key personnel. The loss of any of our key employees or the failure to attract qualified managers could have a material adverse affect on our business.
Our quarterly operating results may fluctuate due to seasonality and other factors.
     The automotive industry typically experiences seasonal variations in vehicle revenues. Demand for automobiles is generally lower during the winter months than in other seasons, particularly in regions of the United States that may have severe winters. In the U.S., a higher amount of vehicle sales generally occurs in the second and third quarters of each year, due in part to consumer buying trends and the introduction of new vehicle models. Therefore, if conditions exist in the second or third quarters that depress or affect automotive sales, such as high fuel costs, depressed economic conditions or similar adverse conditions, our revenues for the year may be disproportionately adversely affected.
     In addition, the U.K. retail automotive industry typically experiences peak sales activity during March and September of each year. This seasonality results from the perception in the U.K. that the resale value of a vehicle may be determined by the date that the vehicle is registered. Because new vehicle registration periods begin on March 1 and September 1 each year, vehicles with comparable mileage that were registered in March may have an equivalent used vehicle value to vehicles registered in August of the same year.

Our business may be adversely affected by import product restrictions and foreign trade risks that may impair our ability to sell foreign vehicles profitably.
     A significant portion of our new vehicle business involves the sale of vehicles, vehicle parts or vehicles composed of parts that are manufactured outside the region in which they are sold. As a result, our operations are subject to customary risks associated with imported merchandise, including fluctuations in the relative value of currencies, import duties, exchange controls, differing tax structures, trade restrictions, transportation costs, work stoppages and general political and economic conditions in foreign countries.
     The locations in which we operate may, from time to time, impose new quotas, duties, tariffs or other restrictions, or adjust presently prevailing quotas, duties or tariffs on imported merchandise. Any of those impositions or adjustments could materially affect our operations and our ability to purchase imported vehicles and parts at reasonable prices, which could have a material adverse effect on our business.
Our automotive dealerships are subject to substantial regulation which may adversely affect our profitability.
     A number of regulations affect our business of marketing, selling, financing and servicing automobiles. Under the laws of states in U.S. locations in which we currently operate or into which we may expand, we typically must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service, including dealer, sales, finance and insurance-related licenses. These laws also regulate our conduct of business, including our advertising, operating, financing, employment and sales practices. In addition, our foreign operations are subject to regulations in their respective jurisdictions.
     Our financing activities with customers are subject to truth-in-lending, consumer leasing, equal credit opportunity and similar regulations as well as motor vehicle finance laws, installment finance laws, insurance laws, usury laws and other installment sales laws. Some jurisdictions regulate finance fees that may be paid as a result of vehicle sales. In recent years, private plaintiffs and state attorneys general in the U.S. have increased their scrutiny of advertising, sales, and finance and insurance activities in the sale and leasing of motor vehicles. These activities have led many lenders to limit the amounts that may be charged to customers as fee income for these activities. If these or similar activities were to significantly restrict our ability to generate revenue from arranging financing for our customers, we could be adversely affected.
     We could also be susceptible to claims or related actions if we fail to operate our business in accordance with these laws. Claims arising out of actual or alleged violations of law may be asserted against us or any of our dealers by individuals, either individually or through class actions, or by governmental entities in civil or criminal investigations and proceedings. Such actions may expose us to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including suspension or revocation of our licenses and franchises to conduct dealership operations.
     We will generally continue to be involved in legal proceedings in the ordinary course of business. A significant judgment against us, the loss of a significant license or permit or the imposition of a significant fine could have a material adverse effect on our business, financial condition and future prospects.
If state dealer laws in the United States are repealed or weakened, our dealership franchise agreements will be more susceptible to termination, non-renewal or renegotiation.
     State dealer laws generally provide that a manufacturer may not terminate or refuse to renew a franchise agreement unless it has first provided the dealer with written notice setting forth good cause and stating the grounds for termination or non-renewal. Some state dealer laws allow dealers to file protests or petitions or to attempt to comply with the manufacturer’s criteria within the notice period to avoid the termination or non-renewal. Though unsuccessful to date, manufacturers’ lobbying efforts may lead to the repeal or revision of state dealer laws. If dealer laws are repealed in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure, or a showing of good cause. Without the protection of state dealer laws, it may also be more difficult for our dealerships to renew their franchise agreements upon expiration. Jurisdictions outside the U.S. generally do not have these laws and, as a result, our dealerships outside the U.S. are currently subject to these heightened risks.
Our dealerships are subject to environmental regulations that may result in claims and liabilities which could be material.
     We are subject to a wide range of environmental laws and regulations, including those governing discharges into the air and water, the operation and removal of storage tanks and the use, storage and disposal of hazardous substances. Our dealerships and service, parts and body shop operations in particular use, store and contract for recycling or disposal of hazardous materials. Any non-compliance with these regulations could result in significant fines and penalties which could adversely affect our profitability. Furthermore, investigation or remediation may be necessary in the event of leaks or other discharges from current or former underground or aboveground storage tanks.
     In the U.S., we may also have liability in connection with materials that were sent to third-party recycling, treatment, and/or disposal facilities under federal and state statutes, which impose liability for investigation and remediation of contamination without regard to fault or the legality of the conduct that contributed to the contamination. Similar to many of our competitors, we have incurred and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations.
     Soil and groundwater contamination is known to exist at some of our current or former properties. In connection with our acquisitions, it is possible that we will assume or become subject to new or unforeseen environmental costs or liabilities, some of which may be material. In connection with dispositions of businesses, or dispositions previously made by companies we acquire, we may retain exposure for environmental costs and liabilities, some of which may be material. Environmental laws and regulations are complex and subject to change. Compliance with new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions could require additional expenditures by us, which could materially adversely affect our profitability.
Our principal stockholders have substantial influence over us and may make decisions with which you disagree.
     Penske Corporation through various affiliates beneficially owns about 41% of our outstanding common stock. In addition, Penske Corporation and its affiliates have entered into a stockholders agreement with our second largest stockholder, Mitsui & Co., Ltd. and one of its affiliates, pursuant to which they have agreed to vote together as to the election of our directors. Collectively, these two groups beneficially own about 56% of our outstanding stock. As a result, these persons have the ability to control the composition of our board of directors and therefore they may be able to control the direction of our affairs and business.
     This concentration of ownership, as well as various provisions contained in our agreements with manufacturers, our certificate of incorporation and bylaws and the Delaware General Corporation Law, could have the affect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. These provisions include the stock ownership limits imposed by various manufacturers and our ability to issue “blank check” preferred stock and the “interested stockholder” provisions of Section 203 of the Delaware General Corporation Law.
Some of our directors and officers may have conflicts of interest with respect to certain related party transactions and other business interests.
     Some of our executive officers also hold executive positions at other companies affiliated with our largest stockholder. Roger S. Penske, our Chairman and Chief Executive Officer, is also Chairman and Chief Executive Officer of Penske Corporation, a diversified transportation services company. Robert H. Kurnick, Jr., our Vice Chairman, is also President of Penske Corporation, and Paul H. Walters, our Executive Vice President — Human Resources and Hiroshi Ishikawa, our Executive Vice President — International Business Development, serve in similar capacities for Penske Corporation. Much of the compensation of these officers is paid by Penske Corporation and not by us, and while these officers have historically devoted a substantial amount of their time to our matters, these officers are not required to spend any specific amount of time on our matters. In addition, two of our directors, James A. Hislop and Richard J. Peters, are also directors of Penske Corporation. Mr. Hislop is a managing member of Penske Capital Partners and Messrs. Hislop and Peters are managing directors of Transportation Resource Partners. In addition, Penske Corporation owns Penske Automotive Group, a privately held automotive dealership company with operations in southern California. Finally, we are a tenant under a number of non-cancelable leases with Automotive Group Realty, LLC (AGR), a wholly owned subsidiary of Penske Corporation, and have sold substantial amounts of real property and improvements to AGR, which we have then leased. Due to their relationships with these related entities, Messrs. Hislop, Ishikawa, Kurnick, Penske, Peters and Walters may have a conflict of interest in making any decision related to transactions between their related entities and us, or with respect to allocations of corporate opportunities.
Our operations outside the U.S. subject us to foreign currency translation risk and exposure to changes in exchange rates.
     Between 25% and 35% of our revenues are generated outside the U.S., predominately in the United Kingdom. As a result, we are exposed to the risks involved in foreign operations, including:
•	changes in international tax laws and treaties, including increases of withholding and other taxes on

•	remittances and other payments by subsidiaries;

•	currency risks;

•	tariffs, trade barriers, and restrictions on the transfer of funds between nations;

•	changes in international governmental regulations;

•	the impact of local economic and political conditions;

•	the impact of European Commission regulation and the relationship between the U.K. and continental Europe; and

•	increased competition and the impact from limited franchise protection in the U.K.
     If our operations outside the U.S. fail to perform as expected, we will be adversely impacted. In addition, our results of operations and financial position are reported in local currency and are then translated into U.S. dollars at the applicable foreign currency exchange rate for inclusion in our consolidated financial statements. As exchange rates fluctuate, particularly between the U.S. and U.K., the translation effect of such fluctuations may have a material effect on our results of operations or financial position as reported in U.S. dollars.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale by any selling security holder of the notes or the shares of common stock issuable upon conversion of the notes.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before minority interests, income taxes and fixed charges. Fixed charges consist of interest expense, capitalized interest, an estimate of the interest included in rent expense, preferred stock dividends, and amortization of deferred financing costs.

						Three months ended
	2001	2002	2003	2004	2005	March 31, 2006
Ratio of earnings to fixed charges	1.4x	1.8x	2.2x	2.5x	2.4x	2.1x

SELLING SECURITY HOLDERS
     The notes were originally issued by us and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partners LLC. (the “Initial Purchasers”) in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be “qualified institutional buyers” as defined by Rule 144A under the Securities Act. The selling security holders, including their transferees, pledges or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and the shares of common stock issued upon conversion of the notes.
     The following table sets forth the name of each selling security holder, the principal amount of notes beneficially owned by each selling security holder that may be offered under this prospectus and the number of shares of common stock into which those notes are convertible. Unless otherwise disclosed in the footnotes to the table, no selling security holder has indicated that it has held any position, office or other material relationship with us or our affiliates during the past three years or beneficially owns one percent or more of our common stock.
     No offer or sale under this prospectus may be made by a holder of the convertible notes or of the shares of common stock issued upon conversion of the convertible notes unless that holder is listed in the table below or until that holder has notified us and a supplement to this prospectus has been filed or an amendment to the registration statement has become effective. We will use our reasonable efforts to supplement or amend this prospectus to include additional selling security holders within 20 business days of request and upon provision of all required information to us. However, we are only required to file a post-effective amendment to the registration statement once in any calendar quarter.
     The information in the table reflects the most recent information furnished to us by the identified selling security holder. The selling security holders may offer and sell, from time to time, any or all of their convertible notes or common stock issued upon conversion of the convertible notes. Because the selling security holders may offer all or only some portion of the convertible notes and shares of common stock listed in the table, no estimate can be given as to the amount or percentage of the convertible notes and shares of common stock that will be held by the selling security holders upon termination of the offering.
     Information about the selling security holders may change over time. Any changed information will be set forth in prospectus supplements to this prospectus. From time to time, additional information concerning ownership of the notes and shares of common stock may rest with certain holders of the notes not named in the table below and of whom we are unaware.

	Convertible		Common
	Notes		Stock
	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
	Notes Owned	Notes Offered	Owned	Offered
1976 Distribution Trust FBO A.R. Lauder/Zinterhoter	$4,000	$4,000	0	0
2000 Revocable Trust Lauder/Ninterhoter	$4,000	$4,000	0	0
Acuity Master Fund, Ltd.	$5,000,000	$5,000,000	0	0
AHFP Context	$175,000	$175,000	0	0
Alabama Children’s Hospital Foundation	$65,000	$65,000	0	0
Alcon Laboratories	$353,000	$353,000	0	0
Allstate Insurance Company	$2,000,000	$2,000,000	0	0

	Convertible		Common
	Notes		Stock
	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
	Notes Owned	Notes Offered	Owned	Offered
Aloha Airlines Non-Pilots Pension Trust	$75,000	$75,000	0	0
American Beacon Funds	$135,000	$135,000	0	0
Aristeia International Lilmited	$15,400,000	$15,400,000	0	0
Aristeia Par+A45tners LP	$2,100,000	$2,100,000	0	0
Arkansas PERS	$1,925,000	$1,925,000	0	0
Arlington County Employees Retirement System	$665,000	$665,000	0	0
Astra Zeneca Holdings Pension	$250,000	$250,000	0	0
Attorney’s Title Insurance Fund	$205,000	$205,000	0	0
Aventis Pension Master Trust	$175,000	$175,000	0	0
Basso Fund, Ltd.	$120,000	$120,000	0	0
Basso Holdings Ltd.	$1,333,000	$1,333,000	0	0
Basso Multi-Strategy Holding Fund, Ltd.	$357,000	$357,000	0	0
Boilermakers — Blacksmith Pension Trust	$3,875,000	$3,875,000	0	0
British Virgin Islands Social Security Board	$119,000	$119,000	0	0
CALAMOS Convertible Fund — CALAMOS Investment Trust	$6,238,000	$6,238,000	0	0
CEMEX Pension Plan	$80,000	$80,000	0	0
Chrysler Corporation Master Retirement Trust	$1,845,000	$1,845,000	0	0
CIBC World Markets Corp	$2,000,000	$2,000,000	0	0
Citadel Equity Fund Ltd.	$25,000,000	$25,000,000	0	0
City and County of San Francisco Retirement System	$1,019,000	$1,019,000	0	0
City University of New York	$103,000	$103,000	0	0
Columbia Convertible Securities Fund	$9,950,000	$9,950,000	0	0
Context Advantage Fund, L.P.	$1,250,000	$1,250,000	0	0
Context Offshore Advantage Fund, Ltd.	$3,275,000	$3,275,000	0	0
Convertible Securities Fund	$50,000	$50,000	0	0
D.E. Shaw Valence Portfolios, L.L.C.	$10,000,000	$10,000,000	0	0
DBAG London	$26,584,000	$26,584,000	0	0
Delaware Investments Dividend & Income Fund	$260,000	$260,000	0	0
Delaware Group Equity Funds V — Delaware Dividend Income Fund	$1,150,000	$1,150,000	0	0
Delaware Investments Global Dividend & Income Fund	$90,000	$90,000	0	0
Delaware PERS	$1,500,000	$1,500,000	0	0
Delaware Public Employees Retirement System	$750,000	$750,000	0	0
Delta Air Lines Master Trust CV	$400,000	$400,000	0	0
Delta Airlines Master Trust	$1,160,000	$1,160,000	0	0
Delta Pilots Disability & Survivorship Trust — CV	$225,000	$225,000	0	0

	Convertible		Common
	Notes		Stock
	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
	Notes Owned	Notes Offered	Owned	Offered
Delta Pilots Disability and Survivorship Trust	$235,000	$235,000	0	0
Dorinco Reinsurance Company	$515,000	$515,000	0	0
Ellington Overseas Partners, Ltd.	$11,500,000	$11,500,000	0	0
Finch Tactical Plus Class B	$275,000	$275,000	0	0
F.M. Kirby Foundation, Inc.	$335,000	$335,000	0	0
Five Sticks, L.P.	$190,000	$190,000	0	0
Forest Fulcrum Fund LP	$376,000	$376,000	0	0
Forest Global Convertible Fund, Ltd. Class A-5	$745,000	$745,000	0	0
Forest Multi Strategy Master Fund SPC, on behalf of its Multi Strategy Segregated Portfolio	$481,000	$481,000	0	0
FPL Group Employees Pension Fund	$505,000	$505,000	0	0
Froley Revy Alternative Strategies Offshore	$750,000	$750,000	0	0
Goldman Sachs & Co. Profit Sharing Master Trust	$243,000	$243,000	0	0
Grace Convertible Arbitrage Fund, Ltd.	$2,000,000	$2,000,000	0	0
Grady Hospital Foundation	$99,000	$99,000	0	0
Hallmark Convertible Securities Fund	$25,000	$25,000	0	0
HFR CA Global Opportunity Master Trust	$605,000	$605,000	0	0
HFR RVA Select Performance Master Trust	$212,000	$212,000	0	0
Highbridge Int’l LLC	$27,500,000	$27,500,000	0	0
ICI American Holdings Trust	$425,000	$425,000	0	0
Inflective Convertible Opportunity Fund LP	$3,000,000	$3,000,000	0	0
Inflective Convertible Opportunity Fund, Ltd.	$9,000,000	$9,000,000	0	0
Institutional Benchmarks Master Fund Ltd.	$734,000	$734,000	0	0
Institutional Benchmarks Series Ivan Segregated Account	$2,000,000	2,000,000	0	0
Institutional Benchmark Series (Master Feeder) Limited in Respect of Alcor Series	$275,000	$275,000	0	0
Institutional Benchmarks Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund	$600,000	$600,000	0	0
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	$180,000	$180,000	0	0
International Truck & Engine Corporation Retireee Health Benefit Trust	$105,000	$105,000	0	0
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	$100,000	$100,000	0	0

	Convertible		Common
	Notes		Stock
	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
	Notes Owned	Notes Offered	Owned	Offered
Ketterine Medical Center Funded Depreciation Account	$70,000	$70,000	0	0
Knoxville Utilities Board Retirement System	$80,000	$80,000	0	0
Louisana CCRF	$205,000	$205,000	0	0
Louisiana Workers’ Compensation Corporation	$230,000	$230,000	0	0
Lyxor/Context Fund Ltd.	$750,000	$750,000	0	0
Lyxor Quest Fund Ltd.	$2,500,000	$2,500,000	0	0
Lyxor/Forest Fund Limited	$1,005,000	$1,005,000	0	0
Lyxor/Inflective Convertible Opportunity Fund	$2,000,000	$2,000,000	0	0
Macomb County Employees’ Retirement System	$180,000	$180,000	0	0
Microsoft Capital Group, L.P.	$300,000	$300,000	0	0
Merrill Lynch, Pierce, Fenner & Smith, Inc.	$1,704,000	$1,704,000	0	0
Mohican VCA Master Fund, Ltd.	$4,300,000	$4,300,000	0	0
Morgan Stanley Convertible Securities Trust	$1,050,000	$1,050,000	0	0
New Orleans Firefighters Pension/Relief Fund	$60,000	$60,000	0	0
Nuveen Preferred & Convertible Fund JQC	$9,425,000	$9,425,000	0	0
Nuveen Preferred & Convertible Income Fund JPC	$6,750,000	$6,750,000	0	0
Occidental Petroleum Corporation	$227,000	$227,000	0	0
OCM Convertible Trust	$750,000	$750,000	0	0
OCM Global Convertible Securities Fund	$200,000	$200,000	0	0
Oz Master Fund, Ltd.	$28,957,000	$28,957,000	0	0
Partner Reinsurance Company Ltd	$405,000	$405,000	0	0
Partner’s Group Alternative Strategies PCC Limited Red Delta Cell c/o Quattro Fund	$600,000	$600,000	0	0
Port Authority of Allegheny County Consolidated Trust Fund	$32,000	$32,000	0	0
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	$375,000	$375,000	0	0
Pro-Mutual	$650,000	$650,000	0	0
Prudential Insurance Co. of America	$110,000	$110,000	0	0
Putnam Convertible Income — Growth Trust	$7,800,000	$7,800,000	0	0
Quattro Fund Ltd.	$10,200,000	$10,200,000	0	0
Quattro Multistrategy Masterfund LP	$600,000	$600,000	0	0
Quest Global Convertible Master Fund, Ltd.	$500,000	$500,000	0	0

	Convertible		Common
	Notes		Stock
	Principal	Principal
	Amount of	Amount of	Number of	Number of
	Convertible	Convertible	Shares	Shares
	Notes Owned	Notes Offered	Owned	Offered
Qwest Occupational Health Trust	$175,000	$175,000	0	0
Qwest Pension Trust	$440,000	$440,000	0	0
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	$19,500,000	$19,500,000	0	0
RBC Capital Markets	$1,000,000	$1,000,000
Southern Farm Bureau Life Insurance	$950,000	$950,000	0	0
Sphinx Convertible Arbitrage SPC	$370,000	$370,000	0	0
SPT	$1,200,000	$1,200,000	0	0
State of Oregon Equity	$5,500,000	$5,500,000	0	0
Sutton Brook Capital Portfolio, L.P.	$10,000,000	$10,000,000
Syngenta AG	$305,000	$305,000	0	0
The Cockrell Foundation	$45,000	$45,000	0	0
The Dow Chemical Company Employees’ Retirement Plan	$1,050,000	$1,050,000	0	0
The Fondren Foundation	$40,000	$40,000	0	0
The St. Paul Travelers Companies, Inc — Commercial Lines	$645,000	$645,000	0	0
Toronto Dominion Bank	$6,500,000	$6,500,000	0	0
UBS AG London F/B/O HFS	$25,000,000	$25,000,000	0	0
Union Carbide Retirement Account	$550,000	$550,000	0	0
Univar USA Inc. Retirement Plan	$540,000	$540,000	0	0
UnumProvident Corporation	$230,000	$230,000	0	0
US Bank FBO Benedictine Health Systems	$180,000	$180,000	0	0
Van Kampen Harbor Fund	$1,950,000	$1,950,000	0	0
Vanguard Convertible Securities Fund, Inc.	$2,945,000	$2,945,000	0	0
Vici’s Capital Master Fund	$10,000,000	$10,000,000	0	0
Virginia Retirement System	$1,470,000	$1,470,000	0	0
Subtotal	$362,874,000	$362,874,000	0	0
All other holders of notes or future transferees, pledges or successors of any holders [1] [2]	$12,126,000	$12,126,000
Total	$375,000,000	$375,000,000	0	0

[1]	These holders represent the remaining selling security holders. We are unable to provide the names of these security holders because the notes are evidenced by a global note deposited with DTC and registered in the name of Cede & Co. as DTC’s nominee. Information concerning other selling security holders of notes will be set forth in prospectus supplements or amendments from time to time, if required.

[2]	Assumes that any other holders of notes, or any future pledgees, donees, assignees, transferees or successors of or from any other holders of notes, do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

PLAN OF DISTRIBUTION
     The selling security holders and their successors, including their transferees, pledgees or donees or their successors, may sell the notes and the common stock into which the notes are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the underlying common stock. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The notes and the common stock into which the notes are convertible may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the notes or the common stock may be listed or owed at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options.
     In connection with the sale of the notes and the common stock into which the notes are convertible or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or the common stock into which the notes are convertible to close out their short positions, or loan or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell these securities.
     The aggregate proceeds to the selling security holders from the sale of the notes or common stock into which the notes are convertible offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     Our outstanding common stock is listed for trading on the New York Stock Exchange under the symbol “UAG.”
     The selling security holders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be “underwriters” within the meaning of Section 2(11) of the Securities Act. In this case, any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling security holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.
     To our knowledge, there are currently no plans, arrangements or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock. A selling security holder may not sell any notes or common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
     To the extent required, the specific notes or common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     We entered into a registration rights agreement for the benefit of holders of the notes to register their notes and common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling security holders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling security holders incident to the offering and sale of the notes and the underlying common stock.
     We will use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:
•	the sale pursuant to the shelf registration statement of all of the notes and/or the shares of common stock issuable upon conversion of the notes, and

•	the date when the holders, other than the holders that are our “affiliates,” of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limit provisions of Rule 144 under the Securities Act or any successor rule or otherwise.
     We may suspend the use of this prospectus statement under certain circumstances relating to pending corporate developments, public filings with the SEC, available financial information and other times specified in the registration rights agreement for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders. See “Description of Notes—Registration Rights.”

PRICE RANGE OF COMMON STOCK
     Our common stock trades on the New York Stock Exchange under the symbol “UAG”. The following table sets forth, for the periods indicated, the high and low closing sale prices for our common stock as reported by the New York Stock Exchange:

	High	Low
2006:
First Quarter	$45.21	$37.26
Second Quarter (through May 11, 2006)	44.65	40.64
2005:
First Quarter	$29.22	$27.08
Second Quarter	32.51	25.74
Third Quarter	36.33	29.30
Fourth Quarter	39.49	30.72
2004:
First Quarter	$32.05	$25.95
Second Quarter	32.85	26.62
Third Quarter	30.83	22.90
Fourth Quarter	30.35	25.08
On May 11, 2006, the last reported closing sale price of our common stock on the New York Stock Exchange was $43.67.

DESCRIPTION OF THE NOTES
     We issued the notes under an indenture dated January 31, 2006, among United Auto Group, Inc., as issuer, the guarantors named therein and J.P. Morgan Trust Company, National Association, as trustee. We have summarized the material provisions of the notes below. The following description is not complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes, which we urge you to read because they, and not this “Description of Notes,” define your rights as a note holder. A copy of the indenture, including a form of the notes, is available upon request to us. As used in this “Description of Notes,” the words “our company,” “we,” “us,” “our” or “United Auto” refer only to United Auto Group, Inc. and do not include any of our current or future subsidiaries. The definitions of most of the capitalized terms used in the following summary are set forth below under “Certain Definitions.”
General
     The notes are limited to $375,000,000 aggregate principal amount. The notes will mature on April 1, 2026. The notes are issued in denominations of $1,000 or in integral multiples of $1,000. The notes are payable at the principal corporate trust office of the paying agent, which is currently an office or agency of the trustee, or an office or agency maintained by us for such purpose, in the Borough of Manhattan, The City of New York.
     The notes are our general unsecured obligations. They are subordinated in right of payment to all existing and any future Senior Debt (as defined below) of United Auto and will rank equally in right of payment with all existing and any future senior subordinated indebtedness of United Auto, including United Auto’s existing 9.625% senior subordinated notes due 2012 (the “9.625% Notes”).
     The notes are fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by substantially all of our direct and indirect, wholly owned domestic subsidiaries as of the issue date of the notes. Non-wholly owned and certain other domestic subsidiaries do not guarantee the notes. In addition, our foreign subsidiaries do not guarantee the notes. Each guarantee will rank equally with the subsidiary guarantor’s existing and future unsecured senior subordinated indebtedness, including any guarantee by such guarantor of our 9.625% Notes, as described under “— Guarantees.”
     The notes bear cash interest at the rate of 3.5% per year. Interest on the notes accrues from the most recent date to which interest has been paid or provided for, or if no interest has been paid, the date the notes are originally issued. We will also pay contingent interest on the notes under the circumstances described below under “— Interest — Contingent Interest.” Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2006, to holders of record at the close of business on the March 15 or the September 15 immediately preceding such interest payment date. Each payment of cash interest on the notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if no interest has been paid, the date the notes are originally issued) through the day before the applicable interest payment date (or redemption or purchase date). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day, and no interest on such payment will accrue or be payable for the period from and after the date on which such payment is due to such next succeeding business day. Interest will be calculated using a 360-day year composed of twelve 30-day months. A “business day” is any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.
     Interest will cease to accrue on a note upon its maturity, conversion or purchase by us at the option of a holder or redemption. We may not reissue a note that has matured or been converted, has been purchased by us at a holder’s option, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of such note.
     Holders may, at their option, require us to purchase the notes for cash on each of April 1, 2011, April 1, 2016 and April 1, 2021 at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the purchase date, as described under “— Repurchase of Notes by Us at the Option of Holders for Cash.” Holders may, at their option, also require us to purchase the notes for cash if we experience a fundamental change, as described under “— Repurchase of Notes by Us at the Option of Holders Upon a Fundamental Change.”

     We may also redeem the notes, at our option, from time to time on or after April 6, 2011 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, as described under “— Redemption of Notes at Our Option.”
     Holders may convert their notes prior to maturity based on an initial conversion rate of 21.1026 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $47.39 per share, only if the conditions for conversion are satisfied. See “Conversion Rights.” Notes may be presented for conversion at the office of the conversion agent and for exchange or registration of transfer at the office of the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or exchange of notes. However, we may require the holder to pay any tax, assessment or other governmental charge payable as a result of any transfer or exchange to a person other than the holder.
Subordination Provisions
General
     The notes are unsecured obligations and are:
•	junior in right of payment to the prior payment in full of all of our existing and future Senior Debt;

•	equal in right of payment with all of our existing and any future senior subordinated debt, including our 9.625% Notes;

•	senior in right of payment to all of our existing and any future subordinated debt;

•	effectively junior in right of payment to all of our existing and any future secured debt, to the extent of the value of the assets securing such debt; and

•	effectively junior in right of payment to any existing and future debt and other liabilities of our subsidiaries that do not guarantee the notes, including all of our non-wholly owned domestic subsidiaries and all of our foreign subsidiaries.
     As of March 31, 2006, United Auto had total Senior Debt of $1,249.6 million and total senior subordinated indebtedness of $675.0 million (including the notes). The notes are effectively subordinated to all existing and future liabilities of our non-guarantor subsidiaries, which includes all of our non-wholly owned domestic subsidiaries and all of our foreign subsidiaries. Any right we have to receive assets of our existing non-guarantor subsidiaries or any future non-guarantor subsidiaries upon the latter’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that non-guarantor subsidiary’s creditors, except to the extent that we are ourselves recognized as a creditor of that non-guarantor subsidiary, in which case our claims would still be effectively subordinate to any security interests in the assets of that non-guarantor subsidiary and any indebtedness of that non-guarantor subsidiary senior to that held by us. As of March 31, 2006, our non-guarantor subsidiaries had $455.5 million in senior indebtedness, excluding intercompany debt and liabilities. In addition, we may create other foreign subsidiaries in the future which will not guarantee the notes. See “Risk Factors” — The notes are effectively junior to the liabilities of our current and future non-guarantor subsidiaries.”
     The indenture provides that in the event of any payment or distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the holders of our Senior Debt shall first be paid in respect of all Senior Debt in full in cash or other payment satisfactory to the holders of Senior Debt before we make any payments of principal of and premium, if any, and interest on the notes. In addition, if the notes are accelerated because of an event of default, the holders of any Senior Debt would be entitled to payment in full in cash or other payment satisfactory to the holders of Senior Debt of all obligations in respect of Senior Debt before the holders of the notes are entitled to receive any payment or distribution. Under the indenture, we must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an event of default.
     Because of these subordination provisions, if we become insolvent, funds which we would otherwise use to pay the holders of notes will be used to pay the holders of Senior Debt. As a result of these payments, our general creditors may recover less, ratably, than holders of Senior Debt and such general creditors may recover more, ratably, than holders of notes.
     Payment Stoppages
     Upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “— Discharge of the Indenture”) or distribution of any assets of United Auto or any of its subsidiaries of any kind or character (excluding certain Permitted Junior Payments) may be made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Indenture Obligations unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt after which we shall resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.
     Upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a “Non-Payment Default”) and after the receipt by the trustee (i) if indebtedness is outstanding under the Credit Agreement, from the agent thereunder and (ii) if no indebtedness is outstanding under the Credit Agreement, from a representative of holders of any Designated Senior Debt, in each case, referred to as a “Senior Representative,” of written notice of such Non-Payment Default, no payment (other than payments previously made or set aside pursuant to the provisions described under the caption “— Discharge of the Indenture”) or distribution of any assets of United Auto of any kind or character (excluding any Permitted Junior Payment) may be made by United Auto or any of its subsidiaries on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (the “Payment Blockage Period”).
     The Payment Blockage Period shall commence upon the receipt of notice of the Non-Payment Default by the trustee and United Auto from a Senior Representative and shall end on the earliest of:
     (1) the 179th day after such commencement;
     (2) the date on which such Non-Payment Default (and all other Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt; or
     (3) the date on which such Payment Blockage Period (and all Non-Payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to us or the trustee from the Senior Representative initiating such Payment Blockage Period.
     After the occurrence of any of the dates set forth in clauses (1), (2) and (3), we will promptly resume making any and all required payments in respect of the notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by us and the trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the “Initial Period”). Any number of notices of Non-Payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days, only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-Payment Default with respect to Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     If we fail to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an event of default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See “— Events of Default and Acceleration.”
  Liquidation/Insolvency
     The indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our assets, or liquidation, dissolution or other winding up of us, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of our assets or liabilities, then and in any such event all amounts due or to become due on or in respect of the Senior Debt must first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before any payment or distribution, excluding Permitted Junior Payments, is made on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations (other than payments previously made pursuant to the provisions described under the caption “— Discharge of the Indenture”).
     By reason of such subordination, in the event of liquidation or insolvency, our creditors who are holders of Senior Debt may recover more, ratably, than the holders of the notes. Funds which would be otherwise payable to the holders of the notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash (or as otherwise agreed to by the holders of Senior Debt) and we may be unable to meet our obligations fully with respect to the notes.
  Guarantees
     Each guarantee of a subsidiary guarantor will be an unsecured senior subordinated obligation of such subsidiary guarantor, ranking equally with all other existing and future unsecured senior subordinated indebtedness of such subsidiary guarantor, and senior in right of payment to all existing and future indebtedness of such subsidiary guarantor that is expressly subordinated to such senior subordinated indebtedness. The indebtedness evidenced by the guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the notes are subordinated to Senior Debt and during any period when payment on the Notes is blocked by Designated Senior Debt, payment on the Guarantees is similarly blocked.
No Layering of Indebtedness
     We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of United Auto and senior in right of payment to the notes. For purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
     Other than as set forth in the preceding paragraph, the indenture does not limit the amount of additional Indebtedness, including Senior Debt, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of Indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee. We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the notes. The trustee’s claims for such payments will generally be senior to those of the holders of the notes in respect of all funds collected or held by the trustee.

Guarantees
     The notes are guaranteed by substantially all of our direct and indirect wholly owned domestic subsidiaries as of the issue date. Non-wholly owned domestic subsidiaries and domestic subsidiaries with immaterial assets will not guarantee the notes. In addition, our foreign subsidiaries will not guarantee the notes.
     Each guarantee of the notes:
•	is a general unsecured obligation of the guarantor;

•	is subordinated in right of payment to all existing and future Senior Guarantor Indebtedness of the guarantor; and

•	is pari passu in right of payment with any future senior subordinated indebtedness of the Guarantor.
     The obligations of each guarantor under its guarantee are limited to the maximum amount which, after (1) giving effect to all other contingent and fixed liabilities of such guarantor, and (2) giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, will result in the obligations of such guarantor under its guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each guarantor that makes a payment or distribution under its guarantee shall be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles in the United States. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees of the notes. In such event, holders of notes would be structurally subordinated to creditors of the issuer of the voided guarantee.”
     The indenture requires us to cause each future direct or indirect wholly owned domestic subsidiary of ours (other than certain subsidiaries with immaterial assets) that becomes a guarantor or obligor in respect of any other Indebtedness of United Auto or any of its subsidiaries incurred in the United States (“future guarantors”) to become subsidiary guarantors under the indenture; provided, however, that, so long as United Auto shall be required to maintain an effective shelf registration statement covering resales by holders of notes and the common stock issuable upon conversion of notes as described under “— Registration Rights” below, we will not be required to cause any future guarantors to become subsidiary guarantors until the earlier of such time as (1) the aggregate Consolidated Equity of all such future domestic wholly owned subsidiaries who have not become guarantors equals or exceeds $50 million and (2) twelve months shall have elapsed since we last caused future guarantors to become subsidiary guarantors under the indenture.
     The indenture provides that once each fiscal quarter we will cause each subsidiary who is or becomes a guarantor to (i) execute and deliver to the trustee a supplemental indenture in a form reasonably satisfactory to the trustee pursuant to which such subsidiary shall become a party to the indenture and thereby unconditionally guarantee all of our obligations under the notes and the indenture on the terms set forth therein and (ii) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such subsidiary and constitutes a valid, binding and enforceable obligation of such subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such subsidiary shall (unless released in accordance with the terms of the indenture) be a subsidiary guarantor for all purposes of the indenture.
     Notwithstanding the foregoing, each guarantee of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person not an affiliate of United Auto, of all of our capital stock in, or all or substantially all the assets of, such subsidiary, which transaction is in compliance with the terms of the indenture and pursuant to which transaction such subsidiary is released from all guarantees, if any, by it of other Indebtedness of United Auto or any of its subsidiaries, (2) the release by the holders of the Indebtedness of United Auto of their guarantee by such subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of United Auto has been guaranteed by such subsidiary, or (B) the holders of all such other Indebtedness which is guaranteed by such subsidiary also release their guarantee by such subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness) or (3) such subsidiary ceasing to be a wholly owned subsidiary of United Auto.

Interest
  General
     The notes bear interest at a rate of 3.5% per year. We also will pay contingent interest on the notes in the circumstances described under “ — Contingent Interest.” We will pay interest, including any contingent interest, semiannually in arrears in cash on April 1 and October 1 of each year, beginning on October 1, 2006, to the holders of record at the close of business on the preceding March 15 and September 15, respectively; provided, however, that accrued and unpaid interest, including contingent interest, payable upon redemption or purchase by us upon a fundamental change will be paid to the person to whom principal is payable, unless the redemption date or the fundamental change purchase date, as the case may be, is after a record date and on or prior to the related interest payment date, in which case accrued and unpaid interest, including contingent interest, to, but excluding, the redemption date or the fundamental change purchase date shall be paid on such interest payment date to the record holder as of the record date.
     In general, we will not pay accrued and unpaid interest, or contingent interest, on any notes that are surrendered for conversion. If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay the interest, including any contingent interest, due with respect to the note to the person who was the record holder of the note at the close of business on the record date. A holder who surrenders the note for conversion after the close of business on the record date must pay to the conversion agent upon surrender of the note an amount equal to the interest payable on such next succeeding interest payment date on the portion of the note being converted, provided that no such payment need be made:
•	if we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to the note.

Except as provided below, we will pay interest on:

•	the global note to DTC in immediately available funds;

•	any certificated notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those notes; and

•	any certificated notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those notes.
     At maturity, interest on outstanding certificated notes will be payable at the office of the trustee as set forth herein. We will make payments of interest at maturity on outstanding global notes to DTC in immediately available funds.

Contingent Interest
     Subject to the accrual and record date provisions described below, we will pay contingent interest to the holders of notes during any six-month period from April 1 to September 30 and from October 1 to March 31, commencing with the six-month period beginning on April 1, 2011 and ending on September 30, 2011 if the average trading price of a note, as determined in accordance with the procedures described below, for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the note.
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the underwriters; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be the product of the closing price of our common stock and the conversion rate per $1,000 principal amount of the notes.
     The amount of contingent interest payable per note for any relevant six-month period will equal 0.25% per annum of the average trading price of such note for the five trading day period referred to above.
     We will pay contingent interest, if any, in the same manner as we will pay interest described above under “ — General” and a holder’s obligation to pay us contingent interest in connection with the conversion of any notes will also be the same as described above under “ — General.”
     Upon determination that holders of notes will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will provide notice to the trustee setting forth the amount of contingent interest per $1,000 principal amount of notes and disseminate a press release through a public medium that is customary for such press releases.
     Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to Treasury Regulations governing contingent payment debt instruments.
Conversion Rights
  General
     Holders may convert their notes prior to maturity based on an initial conversion rate of 21.1026 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $47.39 per share, only if the conditions for conversion described below are satisfied. Holders who convert will receive cash and, if applicable, at our option as described below, shares of our common stock upon conversion. The conversion rate per $1,000 principal amount of notes in effect at any given time is referred to in this offering memorandum as the “applicable conversion rate” and will be subject to adjustment as described below. The “applicable conversion price” per share of common stock as of any given time is equal to $1,000 divided by the then applicable conversion rate. If we call notes for redemption, holders may convert their notes only from the date of notice of redemption until the close of business on the second business day prior to the redemption date. A note for which a holder has delivered a purchase notice or a fundamental change purchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
     Upon conversion of any note, a holder will receive, for each $1,000 principal amount of notes surrendered for conversion:
•	cash in an amount equal to the lesser of (1) $1,000 and (2) the conversion value, as defined below; and

•	if the conversion value, as defined below, is greater than $1,000, a number of shares of our common stock, which we refer to as the “remaining shares,” equal to the sum of the daily share amounts, as defined below, for each of the ten consecutive trading days in the conversion reference period, as defined below, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion reference period, subject to our right to deliver cash in lieu of all or a portion of such remaining shares as described below.
     The “conversion value” means the average of the daily conversion values, as defined below, for each of the ten consecutive trading days of the conversion reference period.
     The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the closing price of our common stock on each such trading day; provided that after the consummation of a change of control in which the consideration is comprised entirely of cash, the amount used in clause (2) will be the cash price per share received by holders of our common stock in such change of control.
     The “conversion reference period” means:
•	for notes that are converted after we have specified a redemption date, the ten consecutive trading days beginning on the third trading day following the redemption date (in the case of notes being converted which were previously called for redemption, including a partial redemption, this will only apply to those notes that are subject to redemption);

•	for notes that are converted during the period beginning on the 10th trading day prior to the maturity date of the notes, the ten consecutive trading days beginning on the third trading day following the maturity date; and

•	in all other instances, the ten consecutive trading days beginning on the third trading day following the conversion date.
     The “conversion date” with respect to a note means the date on which the holder of the note has complied with all requirements under the indenture to convert such note.
     The “daily share amount” means, for each trading day during the conversion reference period and each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:
(closing price on such trading day × applicable conversion rate) — $1,000 closing price on such trading day × 10
     A “trading day” is any day on which the New York Stock Exchange is open for trading, or, if our common stock is not listed on the New York Stock Exchange, any day on which the Nasdaq National Market is open for trading, or, if our common stock is neither listed on the New York Stock Exchange nor quoted on the Nasdaq National Market, any day on which the principal national securities exchange on which our common stock is listed is open for trading, or, if the common stock is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
     The “closing price” of our common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if our common stock is not listed on the New York Stock Exchange, as reported by the Nasdaq National Market, or, if our common stock is not quoted on the Nasdaq National Market, as reported by the principal national securities exchange on which our common stock is listed, or otherwise as provided in the indenture.
     On any day prior to the first trading day of the applicable conversion reference period, we may specify a percentage of the daily share amount that will be settled in cash (referred to as the “cash percentage”). If we elect to specify a cash percentage, the amount of cash that we will deliver in respect of each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the closing price of our common stock on such trading day (provided that after the consummation of a change of control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our common stock in such change of control). The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If we do not specify a cash percentage by the start of the applicable conversion reference period, we must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of our common stock; provided, however, that we will pay cash in lieu of fractional shares otherwise issuable upon conversion of such note.
     A holder of a note otherwise entitled to a fractional share will receive cash equal to the applicable portion of the average of the closing prices of our common stock for each of the ten consecutive trading days of the conversion reference period, rounding to the nearest whole cent. As used in this “Description of Notes,” all references to our common stock are to our common stock, par value $.0001 per share. See “Description of Capital Stock.”
     The conversion value, daily share amount and the number of shares, if any, to be issued upon conversion of the notes will be determined by us at the end of the conversion reference period. Upon conversion of a note, we will pay the cash and deliver the shares of common stock, as applicable, as promptly as practicable after the later of the conversion date and the date all calculations necessary to make such payment and delivery have been made, but in no event later than 10 business days after the later of such dates.
     We may not have sufficient cash on hand to pay the cash portion of the conversion consideration at the time of conversion. If we do not have sufficient cash on hand at the time of conversion, we may have to borrow funds under our revolving credit facility, which may not be available at such time. If we are unable to borrow under our revolving credit facility, we would have to raise additional funds through other debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions and other factors, some of which are beyond our control. Further, we may not be able to raise such financing within the period required to satisfy our obligation to make timely payment upon any conversion. In addition, existing or future Senior Debt may prohibit us from making these cash payments upon conversion of the notes, or may restrict our ability to make such payments by requiring that we satisfy certain covenants relating to the making of restricted payments. In addition, our ability to make payments on the notes, including upon conversion under any circumstance, may be restricted by the subordination provisions of the indenture governing the notes. See “Subordination Provisions”. If our existing or future Senior Debt does not permit us to pay the cash portion of the conversion consideration, we could seek consent from such lenders to make the payment or attempt to refinance such Senior Debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying the cash portion of the conversion consideration, in which case an event of default would occur under the indenture governing the notes.
     The ability to surrender notes for conversion will expire at the close of business on the business day immediately preceding the stated maturity date.

  Conversion Based on Common Stock Price
     Holders may surrender notes for conversion on any business day in any calendar quarter commencing at any time after March 31, 2006, and only during such calendar quarter, if, as of the last day of the preceding calendar quarter, the closing price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 120% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter, which we refer to as the “conversion trigger price.”
     The conversion trigger price immediately following issuance of the notes is $56.87, which is 120% of the initial conversion price per share of common stock. The foregoing conversion trigger price assumes that no events have occurred that would require an adjustment to the conversion rate.
     The conversion agent will, on our behalf, determine at the beginning of each calendar quarter commencing at any time after March 31, 2006 whether the notes are convertible as a result of the price of our common stock and notify us and the trustee, to the extent the trustee is not also serving as the conversion agent.
  Conversion Based on Trading Price of Notes
     Holders may also surrender notes for conversion on any business day during the five business day period after any five consecutive trading day period in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate (referred to as the “trading price condition”).
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers we select, which may include the initial purchasers; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing price of our common stock and the then applicable conversion rate.
     In connection with any conversion upon satisfaction of the trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of the notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing price of our common stock and the then applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than 98% of the product of the closing price of our common stock and the then applicable conversion rate.
  Conversion Upon Notice of Redemption
     A holder may surrender for conversion a note called for redemption at any time prior to the close of business on the second business day immediately preceding the redemption date, even if it is not otherwise convertible at such time. A note for which a holder has delivered a purchase notice or a fundamental change purchase notice, as described below, requiring us to purchase such note may be surrendered for conversion only if such notice is withdrawn in accordance with the indenture.

  Conversion Upon Occurrence of Specified Corporate Transactions
     Conversions Upon Certain Distributions
     If we elect to:
•	distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days of the date of issuance, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the then current market price of our common stock; or

•	distribute to all holders of our common stock our assets, cash, debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 20% of the closing price of our common stock on the trading day immediately preceding the declaration date for such distribution, we will notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution; provided that if we distribute rights pursuant to a stockholder rights agreement, we will notify the holders of the notes on the business day after we are required to give notice generally to our stockholders pursuant to such stockholder rights agreement if such date is less than 20 days prior to the date of such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place. A holder may not convert its notes under this conversion provision upon the above specified corporate transactions if the holder will otherwise participate in such distribution. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.
  Conversions Upon Specified Events
     If we are party to any transaction or event (including, but not limited to, any consolidation, merger or binding share exchange, other than changes resulting from a subdivision or combination) pursuant to which all or substantially all shares of our common stock would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until the earlier of 15 days after the actual date of such transaction or the date that we announce that such transaction will not take place. We will notify holders and the trustee as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 days prior to the effective date of such transaction or, if such transaction also constitutes a fundamental change, no later than the date we provide notice of the occurrence of the fundamental change).
     If such transaction also constitutes a fundamental change, the holder will be able to require us to purchase all or a portion of such holder’s notes as described under “ — Purchase of Notes at Option of Holders Upon a Fundamental Change.” In addition, if a transaction described in clause (1), (2), (3) or (5) of the definition of “change in control” occurs, we will adjust the conversion rate for the notes tendered for conversion in connection with the fundamental change transaction, as described under “ — Determination of Make Whole Premium.”
     Notwithstanding the foregoing, notes will not become convertible by reason of a merger, consolidation or other transaction effected with one of our direct or indirect subsidiaries for the purpose of changing our state of incorporation to any other state within the United States or the District of Columbia.
  Conversion Upon a Fundamental Change
     We will notify the holders of notes and the trustee at least 15 days prior to the anticipated effective date of any fundamental change, as defined below under “ — Purchase of Notes at Option of Holders Upon a Fundamental Change,” that we know or reasonably should know will occur (a “fundamental change conversion notice”). If we do not know, or should not reasonably know, that a fundamental change will occur until the date that is within 15 days before the anticipated effective date of such fundamental change, we will notify the holders and the trustee promptly after we have knowledge of such fundamental change. Holders may surrender notes for conversion at any time beginning 15 days before the anticipated effective date of a fundamental change and until the trading day prior to the fundamental change purchase date. Our delivery of the fundamental change conversion notice will satisfy our obligation to deliver an issuer fundamental change notice (as defined under “Purchase of Notes at Option of Holders Upon a Fundamental Change”) if it contains all the information that would otherwise be required in an issuer fundamental change notice.
  Conversion at Maturity
     Holders may surrender notes for conversion at any time beginning ten trading days before the maturity date and until the close of business on the business day immediately preceding the maturity date.
  Conversion Procedures
     To convert a note, a holder must:
•	complete and manually sign a conversion notice, a form of which is on the back of the note, and deliver the conversion notice to the conversion agent;

•	surrender the note to the conversion agent;

•	if required by the conversion agent, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date to which a holder is not entitled; and

•	if required, pay all transfer or similar taxes.
     If a holder’s interest is in a global note, to convert such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global note. On conversion of a note, a holder will receive the payment described under “ — Conversion Rights” above. On conversion of a note, a holder will not receive, except as described below, any cash payment representing any accrued and unpaid interest. Instead, accrued and unpaid interest will be deemed paid by the shares of common stock, or any cash in lieu thereof, received by the holder on conversion. Delivery to the holder of the cash consideration and any remaining shares (or any cash in lieu thereof) upon conversion of such holder’s notes as described above under “ — Conversion Rights,” together with any cash payment of such holder’s fractional shares, will thus be deemed:
•	to satisfy our obligation to pay the principal amount of a note; and

•	to satisfy our obligation to pay accrued and unpaid interest.
     As a result, accrued and unpaid interest is deemed paid in full rather than cancelled, extinguished or forfeited. Holders of notes surrendered for conversion during the period from the close of business on any regular record date next preceding any interest payment date to the opening of business of such interest payment date will receive the semiannual interest payable on such notes on the corresponding interest payment date notwithstanding the conversion, and such notes upon surrender must be accompanied by funds equal to the amount of such payment; provided that no such payment need be made:
•	if we have specified a redemption date that is after a record date and or prior to the corresponding interest payment date;

•	if we have specified a fundamental change purchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
We will not be required to convert any notes that are surrendered for conversion without payment of interest as required by this paragraph.

     The conversion rate will not be adjusted for accrued and unpaid interest. For a discussion of the tax treatment of a holder receiving cash consideration and any remaining shares (and any cash in lieu thereof), upon surrendering notes for conversion, see “Certain U.S. Federal Income Tax Considerations.”
     We will adjust the conversion rate for certain events, including:
     (1) the issuance of our common stock as a dividend or distribution to holders of our common stock;
     (2) subdivisions and combinations of our common stock;
     (3) the distribution to all holders of our common stock of any rights entitling them to purchase, for a period expiring within 45 days of distribution, common stock, or securities convertible into common stock, at less than, or having a conversion price per share less than, the then current market price of our common stock;
     (4) the dividend or other distribution to all holders of our common stock of shares of our capital stock, other than common stock, or evidences of our indebtedness or our assets, including securities (but excluding those rights and warrants referred to in clause (3) above, dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph (excluding clauses (5) and (6) below), or dividends or distributions paid exclusively in cash for which adjustment is made pursuant to clause (5) below);
     (5) dividends or other distributions consisting exclusively of cash to all holders of our common stock in excess of $0.12 per share in respect of each fiscal quarter, whether or not paid in such fiscal quarter (the “dividend threshold amount”); the dividend threshold amount is subject to adjustment as a result of the same events giving rise to an adjustment to the conversion rate; provided that no adjustment will be made to the dividend threshold amount as a result of any event described in this clause (5); and
     (6) payments to holders in respect of a tender offer or exchange offer for our common stock by us or any of our subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share exceeds the closing price of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.
     In the event that we pay a dividend or make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted, unless we make an equivalent distribution to holders of notes, based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

     In the case of the following events (each, a “business combination”):
•	any recapitalization, reclassification or change of our common stock, other than (a) a change in par value, or from par value to no par value, or from no par value to par value, or (b) as a result of a subdivision or combination; or

•	a consolidation, merger or combination involving us;

•	a sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory share exchange;
in each case as a result of which holders of our common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common stock, the holders of the notes then outstanding will be entitled thereafter to convert those notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such business combination had such notes been converted into our common stock immediately prior to such business combination, except that a holder will not receive any additional cash or shares of common stock that would have resulted from the adjustment to the conversion rate as described under “ — Determination of Make Whole Premium” if such holder does not convert its notes “in connection with” the relevant fundamental change (as defined below under “Purchase of Notes at Option of Holders Upon a Fundamental Change”). In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of the notes shall have a reasonable opportunity to determine the form of consideration into which all of the notes, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by holders of the notes who participate in such determination, shall be subject to any limitations to which all of the holders of our common stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such business combination and shall be conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by our stockholders, and (b) two trading days prior to the anticipated effective date. We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the notes (and the weighted average of elections), by issuing a press release, or providing other notice deemed appropriate by us, and by providing a copy of such notice to the trustee. In the event the effective date is delayed more than 10 days beyond the initially anticipated effective date, holders of the notes shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes prior to the effective date of the business combination.
     In addition, the indenture provides that upon conversion of the notes, the holders of such notes will receive, to the extent that we deliver shares of common stock upon such conversion, the rights related to such common stock pursuant to any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there will not be any adjustment to the conversion privilege or conversion rate as a result of:
•	the issuance of such rights;

•	the distribution of separate certificates representing such rights;

•	the exercise or redemption of such rights in accordance with any rights agreement; or

•	the termination or invalidation of such rights.
     Notwithstanding the foregoing, if a holder of notes exercising its right of conversion after the distribution of rights pursuant to any rights plan in effect at the time of such conversion is not entitled to receive the rights that would otherwise be attributable, but for the date of conversion, to the shares of common stock to be received upon such conversion, if any, the conversion rate will be adjusted as though the rights were being distributed to holders of common stock on the date the rights become separable from such stock. If such an adjustment is made and such rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.
     The indenture permits us to increase the conversion rate, to the extent permitted by law and subject to stockholder approval requirements, if any, of any relevant national securities exchange or automated dealer quotation system, for any period of at least 20 days. In that case we will give at least 10 days’ notice of such increase. We may also make such increase in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     For United States federal income tax purposes, adjustments to the conversion rate, or failures to make certain adjustments, that have the effect of increasing the beneficial owners’ proportionate interests in our assets or earnings may in some circumstances result in a taxable deemed distribution to the beneficial owners. See “Certain U.S. Federal Tax Considerations.”
     We will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account when determining subsequent adjustments. We will not make any adjustments if holders of notes are permitted to participate in the transactions described above in clauses (1) through (6) that would otherwise require adjustment of the conversion rate. Except as stated above, the conversion rate will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase our common stock or any such security.
     Upon determining that the holders are or will be entitled to convert their notes in accordance with these provisions, we will promptly issue a press release or otherwise publicly disclose this information and use our reasonable efforts to post such information on our website.
     Notwithstanding the foregoing, in no event shall the conversion rate as adjusted in accordance with the foregoing exceed 26.3782 per $1,000 principal amount of notes, other than on account of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) above.
Determination of Make Whole Premium
     If a transaction described in clauses (1), (2), (3) or (5) of the definition of change in control (as set forth under “ — Purchase of Notes at Option of Holders Upon a Fundamental Change”) occurs on or prior to April 6, 2011, and a holder elects to convert its notes in connection with such transaction, we will pay a make whole premium by increasing the applicable conversion rate for the notes surrendered for conversion if and as required below. A conversion of notes will be deemed for these purposes to be “in connection with” such a fundamental change transaction if the notice of conversion is received by the conversion agent from and including the date that is ten trading days prior to the anticipated effective date of the fundamental change and prior to and including the close of business on the business day prior to the fundamental change purchase date as described under “ — Purchase of Notes at Option of Holders Upon a Fundamental Change.” Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to the holders of notes upon conversion.
     Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which such fundamental change transaction becomes effective (the “effective date”) and the price (the “stock price”) paid, or deemed paid, per share of our common stock in such transaction, subject to adjustment as described below. If the holders of our common stock receive only cash in the fundamental change transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock for each of the ten consecutive trading days prior to but excluding the effective date.
     The following table sets forth the amount, if any, by which the applicable conversion rate will increase for each hypothetical stock price and effective date set forth below:

Make Whole Premium (Increase in Applicable Conversion Rate)

Stock Price on	Effective Date
Effective Date	1/31/06	4/1/07	4/1/08	4/1/09	4/1/10	4/6/11
$37.91	5.27	5.27	5.27	5.27	5.27	0.00
$45.00	3.66	3.39	3.10	2.73	2.21	0.00
$50.00	2.96	2.65	2.31	1.89	1.29	0.00
$55.00	2.47	2.15	1.80	1.38	0.80	0.00
$60.00	2.11	1.80	1.47	1.06	0.56	0.00
$65.00	1.85	1.55	1.23	0.87	0.43	0.00
$70.00	1.65	1.36	1.07	0.74	0.36	0.00
$75.00	1.49	1.22	0.95	0.65	0.32	0.00
$80.00	1.36	1.11	0.86	0.59	0.30	0.00
$90.00	1.17	0.95	0.74	0.51	0.26	0.00
$100.00	1.04	0.84	0.65	0.45	0.23	0.00
$120.00	0.86	0.69	0.54	0.37	0.19	0.00
     The actual stock price and effective date may not be set forth in the table above, in which case:
•	If the actual stock price on the effective date is between two stock price amounts in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by straight-line interpolation between the adjustment amounts set forth for the higher and lower stock price amounts and the two effective dates, as applicable, based on a 365-day year;

•	If the actual stock price on the effective date exceeds $120.00 per share of our common stock (subject to adjustment as described below), no adjustment to the applicable conversion rate will be made; and

•	If the actual stock price on the effective date is less than $37.91 per share of our common stock (subject to adjustment as described below), no adjustment to the conversion rate will be made.
     The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted as set forth under “Conversion Procedures” above. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under “Conversion Procedures,” other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.
     Notwithstanding the foregoing, in no event will the conversion rate exceed 26.3782 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth in clauses (1) through (4) under “ — Conversion Rights — Conversion Procedures” above.
     Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and may not be enforceable.
Redemption of Notes at Our Option
     No sinking fund is provided for the notes. Prior to April 6, 2011, we cannot redeem the notes at our option. On and after April 6, 2011, we may redeem the notes at our option for cash, in whole or in part at any time or from time to time. We will give at least 30 days’ and no more than 60 days’ notice of redemption by mail to holders of notes. If we elect to redeem notes, we will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any contingent interest, to, but excluding, the redemption date. If the redemption date is after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then the payment of interest becoming due on that date will be payable to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment.

     If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples of $1,000. In this case, the trustee may select the notes by lot, pro rata or by any other method the trustee considers fair and appropriate. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the converted portion will be deemed to be part of the portion of notes selected for redemption.
Purchase of Notes by Us at the Option of Holders for Cash
     On the purchase dates of April 1, 2011, April 1, 2016 and April 1, 2021, we may, at the option of the holder, be required to purchase for cash, at the purchase price equal to 100% of the principal amount plus accrued and unpaid interest, including contingent interest, if any, to, but excluding, the purchase date, all or a portion of such holder’s outstanding notes for which a written purchase notice has been properly delivered by such holder and not withdrawn, subject to certain additional conditions. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days prior to such purchase date until the close of business on the business day immediately preceding such purchase date.
     We may only pay the purchase price in cash and not in shares of our common stock. See “Certain U.S. Federal Tax Considerations — Consequences to U.S. Holders — Sale, Exchange, Conversion, Redemption or Repurchase of the Notes.”
     We will be required to give notice on a date not less than 20 business days prior to each purchase date to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating among other things:
•	the amount of the purchase price; and

•	the procedures that holders must follow to require us to purchase their notes.
     The purchase notice given by each holder electing to require us to purchase notes shall state:
•	if the notes are in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes.
     If the notes are not in certificated form, a holder’s purchase notice must comply with appropriate DTC procedures.
     A holder may withdraw any purchase notice by delivering a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. If a holder of notes delivers a purchase notice, it may not thereafter surrender those notes for conversion unless the purchase notice is withdrawn. The notice of withdrawal shall state:
•	the principal amount being withdrawn, which must be $1,000 or an integral multiple of $1,000;

•	if the notes are in certificated form, the certificate numbers of the notes being withdrawn; and

•	the principal amount, if any, of the notes that remain subject to the purchase notice.
     If the notes are not in certificated form, a holder’s withdrawal notice must comply with appropriate DTC procedures.
     In connection with any purchase pursuant to a purchase notice, we will, if required:
•	comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.
     Payment of the purchase price for a note for which a purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. Payment of the purchase price for the note will be made promptly following the later of the purchase date or the time of delivery of the note, together with necessary endorsements.
     If the paying agent holds funds sufficient to pay the purchase price of the note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, whether or not the note is delivered to the paying agent:
•	such note will cease to be outstanding;

•	interest on such note will cease to accrue; and

•	all rights of holders of such note will terminate except the right to receive the purchase price upon delivery of the note.
     Our ability to repurchase notes at the option of the holders is subject to important limitations. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the purchase price for all the notes that might be delivered by holders of notes seeking to exercise the purchase right. Furthermore, payment of the purchase price may violate or may be limited by the terms of our existing or future indebtedness. Any failure by us to repurchase the notes when required would result in an event of default under the indenture. Any such default may, in turn, cause a default under other indebtedness. See “Risk Factors — Risks Relating to the Notes — We may be unable to purchase the notes upon a fundamental change or on any of the purchase dates as required by the notes, which would cause defaults under the notes and our other debt agreements.”
Purchase of Notes at Option of Holders Upon a Fundamental Change
     In the event of a fundamental change, as defined below, each holder of notes will have the right to require us to purchase for cash all of such holder’s notes, or any portion thereof in integral multiples of $1,000, on the date, which we refer to as the “fundamental change purchase date,” that is 30 business days after the later of the effective date of the fundamental change and the date we give notice of the fundamental change, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to the purchase date. If such purchase date is after a record date but prior to an interest payment date, however, then the interest payable on such date will be paid to, but excluding, the holder of record of the notes on the relevant record date.
     Within 30 days after we know or reasonably should know of the occurrence of a fundamental change, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a fundamental change and of their resulting purchase right (“issuer fundamental change notice”). We must also deliver a copy of our notice to the trustee.
     In order to exercise the purchase right upon a fundamental change, a holder must deliver by the close of business on the business day prior to the fundamental change purchase date a “fundamental change purchase notice” stating among other things:
•	if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;
•	the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and
•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
     If the notes are not in certificated form, a holder’s fundamental change purchase notice must comply with appropriate DTC procedures.

     A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal must state:
•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

•	the principal amount, if any, of the notes which remains subject to the fundamental change purchase notice.
     If the notes are not in certificated form, a holder’s withdrawal notice must comply with appropriate DTC procedures.
     In connection with any purchase offer in the event of a fundamental change, we will, if required:
•	comply with the provisions of the tender offer rules under the Exchange Act which may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.
     Payment of the fundamental change purchase price for a note for which a fundamental change purchase notice has been delivered by a holder and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsement, to the paying agent at any time after delivery of such fundamental change purchase notice. Payment of the fundamental change purchase price for the note will be made promptly following the later of the fundamental change purchase date or the time of delivery of the note, together with necessary endorsements.
     If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the note on, or the business day following, the fundamental change purchase date in accordance with the terms of the indenture, then, immediately after the fundamental change purchase date, the note will cease to be outstanding and interest, including any additional or contingent interest, if any, on such note will cease to accrue, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder will terminate, other than the right to receive the fundamental change purchase price upon delivery of the note. This will be the case whether book-entry transfer of the notes is made or whether the notes are delivered to the paying agent.
     A “fundamental change” will be deemed to occur upon a change in control or a termination of trading, each as defined below.
     A “change in control” will be deemed to have occurred at such time after the original issuance of the notes when the following has occurred:
     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than us, any of our subsidiaries, any of our employee benefit plans, or any of the Permitted Holders, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of our Voting Stock;
     (2) the Permitted Holders, considered as a group, are or become the beneficial owners, directly or indirectly of 80% or more of the total voting power of all classes of our Voting Stock;
     (3) we consolidate with, or merge with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into us, or we convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person (other than a direct or indirect wholly owned subsidiary of ours), other than:
     (a) any transaction pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of the continuing or surviving person immediately after the transaction; or

     (b) any merger solely for the purpose of changing our jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;
     (4) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by stockholders, was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of our board of directors then in office; or
     (5) we approve a plan of liquidation or dissolution.
     Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     “Permitted Holders” means:
     (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives;
     (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives;
     (iii) trusts or other entities created for the benefit of any of the persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii);
     (iv) any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp. and their respective subsidiaries, in each case so long as the persons or entities covered by clauses (i), (ii), (iii) or (iv), directly or indirectly, control such entities;
     (v) entities that are, directly or indirectly, controlled by any of the persons or entities listed in clauses (i) through (iv) above; and
     (vi) Mitsui & Co., U.S.A., Inc. and Mitsui & Co., Ltd and any of their affiliates.
     For purposes of this definition, “control” when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     Notwithstanding the foregoing, it will not constitute a change in control if 100% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the change in control consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the change in control, and as a result of such transaction or transactions the notes become convertible solely into such common stock.
     A “termination of trading” is deemed to occur if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.
     Clause (3) of the definition of change in control includes a phrase relating to the conveyance, transfer, lease, or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of our assets may be uncertain.

     In some circumstances, the fundamental change repurchase feature of the notes may make more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers.
     We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.
     The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may materially adversely affect holders. Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. We may be unable to purchase the notes following the occurrence of a fundamental change as required under the indenture. We may not have sufficient cash on hand to pay the purchase price for all tendered notes. If we do not have sufficient cash on hand, we may have to borrow funds under our revolving credit facility, which may not be available at such time. If we are unable to borrow under our revolving credit facility, we would have to raise additional funds through other debt or equity financing. Our ability to raise such financing will depend on prevailing market conditions and other factors, some of which are beyond our control. Further, we may not be able to raise such funds within the period required to satisfy our obligation to make timely payment of the purchase price. In addition, our existing and future Senior Debt may prohibit us from purchasing the notes, or may restrict our ability to purchase the notes by requiring that we satisfy certain covenants relating to the making of restricted payments. In addition, our ability to purchase the notes may be restricted by the subordination provisions of the indenture governing the notes. See “Subordination Provisions”. If our existing or future Senior Debt does not permit us to pay the cash portion of the conversion consideration, we could seek consent from such lenders to make the payment or attempt to refinance such Senior Debt. If we were unable to obtain a consent or refinance the debt, we would be prohibited from paying the cash portion of the conversion consideration, in which case an event of default would occur under the indenture governing the notes.
Events of Default and Acceleration
     The following are events of default under the indenture:
•	default in the payment of any principal amount or any redemption price, purchase price or fundamental change purchase price, including any make whole premium, due and payable, whether at the final maturity date, upon purchase, acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;

•	default in the payment of any interest, including any contingent and additional interest, under the notes, which default continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the indenture;

•	default in the delivery when due of all cash and any shares of common stock payable upon conversion with respect to the notes, which default continues for 15 days, whether or not such delivery is permitted pursuant to the subordination provisions of the indenture;

•	failure to provide an issuer fundamental change notice within the time required to provide such notice;

•	our failure to comply with any of our other agreements in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•	one or more defaults, individually or in the aggregate, has occurred under any of the agreements, indentures or instruments under which we or any of our subsidiaries then has outstanding indebtedness in excess of $25 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the final stated maturity of such Indebtedness;

•	any guarantee for any reason ceases to be, or for any reason is asserted in writing by any guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any of our significant subsidiaries.
     If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of the notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. Upon any such declaration, such principal, premium, if any, and interest (i) shall become due and payable immediately or (ii) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after the receipt of written notice of such declaration by United Auto and the Senior Representative. In the case of certain events of bankruptcy or insolvency relating to us, the principal amount of the notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.
Consolidation, Mergers or Sales of Assets
     The indenture provides that we may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of our properties and assets as an entity to another person unless:
•	the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and such corporation (if other than us) assumes all our obligations under the notes and the indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and

•	other conditions described in the indenture are met.
     There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a conveyance, transfer, lease or other disposition of less than all of our assets.
     Upon the assumption of our obligations by such corporation in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions occurring could constitute a fundamental change of our company, permitting each holder to require us to purchase the notes of such holder or to convert their notes each as described above. An assumption of our obligations under the notes and the indenture by such corporation might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the beneficial owner. You should consult your own tax advisors regarding the tax consequences of such an assumption.
Modification and Waiver
     The trustee and we may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of the holder of each outstanding note affected is required to:
•	alter the manner of calculation or rate of accrual of interest, including contingent interest, on the note or change the time of payment of any installment of interest;

•	make the note payable in money or securities other than that stated in the note;

•	change the stated maturity of the note;

•	reduce the principal amount, redemption price, purchase price, fundamental change purchase price (including any make-whole premium payable) with respect to the note;

•	make any change that adversely affects the rights of a holder to convert the note in any material respect;

•	make any change that adversely affects the right to require us to purchase the note in any material respect;

•	impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to conversion of the note; or

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiving any past defaults in the payment of principal, premium, if any, or interest on the notes.
     Without providing notice to or obtaining the consent of any holder of notes, the trustee and we may amend the indenture:
•	to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

•	to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•	to secure our obligations in respect of the notes or to add a guarantor of the notes;

•	to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

•	to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•	to provide for conversion rights of holders if any reclassification or change of common stock or any consolidation, merger or sale of all or substantially all of our property and assets occurs or otherwise comply with the provisions of the indenture in the event of a merger, consolidation or transfer of assets;

•	to increase the conversion rate (a) in accordance with the terms of the notes or (b) provided that the increase will not adversely affect the interests of holders;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture; or

•	to make any change that does not adversely affect the rights of the holders of the notes in any material respect.
     The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes:
•	waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; or

•	waive any past default or event of default under the indenture and its consequences, except a default or event of default in the payment of any amount due, or in the obligation to deliver common stock, with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.
     No amendment, modification or waiver of the indenture shall adversely affect the rights of any holder of Senior Debt or Senior Guarantor Indebtedness under the subordination provisions of the indenture without the consent of such holder.

Discharge of the Indenture
     We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing (or causing a guarantor to deposit) with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any purchase date, or a fundamental change purchase date, or upon conversion or otherwise, cash or shares of common stock (as applicable under the terms of the indenture) sufficient to pay all amounts due under the outstanding notes and paying all other sums payable under the indenture.
Calculations in Respect of Notes
     We are responsible for making all calculations called for under the notes, except for those necessary to determine if the notes are convertible based on the price of our common stock (which are made by the trustee). See “ — Conversion Rights — Conversion Based on Common Stock Price.” These calculations include, but are not limited to, determination of the average trading prices of the notes and of our common stock. We will make all these calculations in good faith and, absent manifest error, our calculations are final and binding on holders of notes. We will provide a schedule of our calculations to the trustee upon the trustee’s request and the trustee is entitled to conclusively rely upon the accuracy of our calculations without independent verification.
Governing Law
     The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York.
Information Concerning the Trustee
     J.P. Morgan Trust Company, National Association, is the trustee, registrar, paying agent and conversion agent under the indenture for the notes.
Global Notes; Book-Entry Form
     The notes have been issued in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You will hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in limited circumstances described below.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.
     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.
     Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC and the applicable procedures of its participants and indirect participants.
     Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
     We will make payments of principal, premium, if any, and interest, including any contingent or additional interest, on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest, including any contingent or additional interest, on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.
     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth in the Indenture. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.
Registration Rights Agreement
     In connection with the private placement of the notes on January 31, 2006, we and the guarantors entered into a registration rights agreement with the initial purchasers. We and the guarantors agreed, at our expense, to file with the SEC not later than 120 days after the date of original issuance of any of the notes which we refer to as the “S-3 filing deadline,” subject to certain conditions set forth below, a shelf registration statement on such form as we deem appropriate covering resales by holders of all notes and the common stock issuable upon conversion of the notes. We agreed to use our commercially reasonable efforts to:
•	cause such registration statement to become effective as promptly as is practicable, but in no event later than 210 days after the earliest date of original issuance of any of the notes; and

•	keep the registration statement effective until the earlier of (1) the sale pursuant to the shelf registration statement of the notes and all of the shares of common stock issuable upon conversion of the notes, and (2) the date when the holders, other than the holders that are our “affiliates,” of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise.
     We will provide to each registered holder copies of the prospectus and take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes. A holder who sells those securities pursuant to the shelf registration statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the registration rights agreement, which are applicable to that holder, including certain indemnification provisions. If a shelf registration statement naming the holder and covering those securities is not effective, they may not be sold or otherwise transferred except in accordance with the provisions set forth in the Indenture.
     We agreed in the registration rights agreement to give notice to holders of the filing and effectiveness of the shelf registration statement by issuing a press release or posting notice on our website. Attached to the original offering memorandum as Annex A was a form of notice and questionnaire to be completed and delivered by a holder of notes prior to any intended distribution of registrable securities pursuant to the shelf registration statement. In order to be named as a selling security holder in the related prospectus at the time of effectiveness, the holder must complete and deliver the notice and questionnaire to us within 20 days of the holder’s receipt of notice from us of the filing of the registration statement. After the shelf registration statement has been declared effective, upon receipt of any completed questionnaire, together with such other information as we may reasonably request from a holder of such notes, we will use our reasonable efforts to file within 20 business days, such amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of registrable securities, subject to our right to suspend the use of the prospectus as discussed below; provided that we will not be required to file a post-effective amendment more than one time in any calendar quarter for all such holders. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any registrable securities pursuant to the shelf registration statement.
     We will be permitted to suspend the use of the prospectus that is part of the shelf registration statement under certain circumstances relating to pending corporate developments, public filings with the SEC, available financial information and other times specified in the registration rights agreement for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period. We need not specify the nature of the event giving rise to a suspension in any notice of a suspension provided to the holders.
     If:
•	on the day following the S-3 filing deadline, the shelf registration statement has not been filed with the SEC;
•	the shelf registration statement has not become effective within 210 days after the earliest date of original issuance of any notice;
•	the registration statement shall cease to be effective or fail to be usable, except as permitted in the preceding paragraph, without being succeeded within ten business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable; or
•	the prospectus has been suspended as described in the preceding paragraph longer than the period permitted by such paragraph, each a “registration default,” additional interest will accrue on the notes from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such additional interest begins to accrue, and such additional interest will accrue at a rate per year equal to:
•	0.25% of the principal amount of the notes to and including the 90th day following such registration default; and
•	0.50% of the principal amount of the notes from and after the 91st day following such registration default.
     In no event will additional interest accrue at a rate per year exceeding 0.50% of the principal amount of the notes. We will have no other liabilities for monetary damages with respect to any registration default. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted. Except as otherwise noted, all references in this registration statement to the payment of interest on the notes include the payment of additional interest, if applicable.
     This summary of registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement that has been incorporated by reference as an attachment to this registration statement. A copy of the registration rights agreement will be available upon request to us.
Certain Definitions
     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
     “Affiliate” means, with respect to any specified Person:
     (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;
     (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote then first cousin; or
     (iii) any other Person, 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person.
     For the purpose of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and controlled” have meanings correlative to the foregoing.
     “Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.
     “Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
     “Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.
     “Consolidated Equity” of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP, less (c) the amount of any Indebtedness of such Person incurred pursuant to a Floor Plan Facility.
     “Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of September 8, 2004, among United Auto Group, Inc., various financial institutions, and DaimlerChrysler Services Americas LLC (formerly DaimlerChrysler Services North America LLC) as agent for the lenders, as such agreement, in whole or in part, may have been or may be amended, renewed, extended substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

     “Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
     “Designated Senior Debt” means (i) all Senior Debt under the Credit Agreement or Floor Plan Facilities and (ii) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as “Designated Senior Debt” by us.
     “Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of United Auto acting in good faith and shall be evidenced by a resolution of the board of directors.
     “Floor Plan Facility” means an agreement from Ford Motor Credit Company, General Motors Acceptance Corporation, DaimlerChrysler Services Americas LLC, Toyota Motor Credit Corporation, World Omni Financial Corp., BMW Financial Services NA, LLC or any other bank or asset-based lender pursuant to which United Auto or any subsidiary incurs indebtedness substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies or other assets to be sold in the ordinary course of business of United Auto and its subsidiaries and which may not be secured except by a lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facilities or other dealerships who have incurred indebtedness from the same lender.
     “Guaranteed Debt” of any Person means, without duplication, all indebtedness of any other Person referred to in the definition of indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:
     (i) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness,
     (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
     (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),
     (iv) to maintain working capital or equity of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or
     (v) otherwise to assure a creditor against loss;
provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.
     “Indebtedness” means, with respect to any Person, without duplication,
     (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,
     (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
     (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,
     (iv) all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,
     (v) all Capital Lease Obligations of such Person,
     (vi) all indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness,
     (vii) all Guaranteed Debt of such Person,
     (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrue and unpaid dividends,
     (ix) Preferred Stock of any Restricted Subsidiary of United Auto which is not a guarantor, and
     (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above.
For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.
     “Indenture Obligations” means the obligations of United Auto and any other obligor under the indenture or under the notes, including any guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture and the notes (including additional and contingent interest, if any) and the performance of all other obligations to the trustee and the holders under the indenture and the notes, according to the respective terms thereof.
     “Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.
     “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.
     “Pari Passu Indebtedness” means (a) any Indebtedness of United Auto that is pari passu in right of payment to the notes, including, without limitation, our 9.625% Notes, and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee, including, without limitation, the Guarantees with respect to the 9.625% Notes.
     “Permitted Junior Payment” means any payment or other distribution to the holders of the notes of securities of United Auto or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital

Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.
     “Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise,
     (1) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final stated maturity of the principal of the notes,
     (2) is redeemable at the option of the holder of such Capital Stock at any time prior to such final stated maturity (other than upon a change of control of United Auto in circumstances where the holders of the notes would have similar rights), or
     (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity at the option of the holder of such Capital Stock.
     “Restricted Subsidiary” means any subsidiary of United Auto that has not been designated by the board of directors of United Auto by a board resolution delivered to the trustee under the indenture for the 9.625% Notes as an unrestricted subsidiary pursuant to and in compliance with the terms of the indenture governing the 9.625% Notes.
     “Senior Debt” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of United Auto and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the initial issue date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the notes. Notwithstanding the foregoing, “Senior Debt” shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of United Auto to the extent United Auto is a party thereto and (y) not include:
     (1) Indebtedness evidenced by the notes;
     (2) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any indebtedness of United Auto;
     (3) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to United Auto;
     (4) Indebtedness which is represented by Redeemable Capital Stock;
     (5) any liability for foreign, federal, state, local or other taxes owed or owing by United Auto to the extent such liability constitutes indebtedness;
     (6) Indebtedness of United Auto to a Subsidiary or any other Affiliate of United Auto (other than Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s Subsidiaries;

     (7) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by United Auto, and amounts owed by United Auto for compensation to employees or services rendered to United Auto;
     (8) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture; and
     (9) Indebtedness evidenced by any Guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.
     “Senior Guarantor Indebtedness” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Indebtedness of any Guarantor and all other monetary obligations of every kind or nature (including but not limited to fees, indemnities and expenses) due on or in connection with any such Indebtedness (other than as otherwise provided in this definition), whether outstanding on the initial issue date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Indebtedness necessary to render the obligation of any guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any guarantee. Notwithstanding the foregoing, “Senior Guarantor Indebtedness” shall (x) include all borrowings of each guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such guarantor and (y) not include:
     (1) Indebtedness evidenced by the guarantees;
     (2) Indebtedness that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any indebtedness of such guarantor;
     (3) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such guarantor;
     (4) Indebtedness which is represented by Redeemable Capital Stock;
     (5) any liability for foreign, federal, state, local or other taxes owed or owing by such guarantor to the extent such liability constitutes indebtedness;
     (6) Indebtedness of such guarantor to a subsidiary or any other Affiliate of United Auto (other than Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s subsidiaries;
     (7) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such guarantor, and amounts owed by such guarantor for compensation to employees or services rendered to such guarantor;
     (8) that portion of any indebtedness which at the time of issuance is issued in violation of the Indenture; and
     (9) Indebtedness evidenced by any Guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.
     “Voting Stock” of any Person means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
     The following is a summary of certain material U.S. federal income tax considerations (and, to the extent set forth below, certain U.S. federal estate tax considerations for non-U.S. holders, as defined below) relating to the ownership, conversion and disposition of the notes and the ownership and disposition of common stock into which the notes may be converted but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect or in existence as of the date of this Registration Statement and all of which may at any time be repealed, revoked or modified or subject to differing interpretations so as to result in U.S. federal income or estate tax consequences different from those set forth below, possibly with retroactive effect. We have not sought, nor do we intend to seek, any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary. Accordingly, we can provide no assurance that the IRS will agree with such statements and conclusions or, if the IRS were to challenge any such statements or conclusions, a court would not agree with the IRS.
     This summary applies only to beneficial owners of the notes that purchase the notes for cash and that hold the notes and any common stock into which the notes are converted as capital assets. This summary also does not address the tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction or, except as discussed below, any U.S. federal estate or gift tax rules. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
•	banks, insurance companies or other financial institutions;

•	controlled foreign corporations, passive foreign investment companies, regulated investment companies and real estate investment trusts and shareholders of such entities that hold the notes;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	dealers and traders in securities or currencies;

•	foreign persons or entities, except to the extent specifically set forth below;

•	S corporations, partnerships and other pass-through entities, including entities and arrangements classified as partnerships for U.S. federal tax income purposes, and beneficial owners of such entities that hold the notes;

•	certain former citizens or long-term residents of the United States;

•	U.S. holders, as defined below, whose functional currency is not the U.S. dollar; and

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security.
     If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the notes or common stock into which the notes have been converted, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your own tax advisor.
     You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the ownership, conversion and disposition of the notes and common stock received on conversion of the notes arising under the federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Classification of the Notes
     As stated below, we assume that the notes will be treated as indebtedness for U.S. federal income tax purposes that is subject to the special Treasury regulations governing contingent payment debt instruments, which we refer to as the Contingent Debt Regulations. Under the indenture governing the notes, we agree and, by acceptance of a note or a beneficial interest in a note, each holder and beneficial owner of a note will be deemed to have agreed, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Contingent Debt Regulations in the manner described below in the absence of a change in law requiring a contrary treatment. In addition, under the indenture, we and each holder and beneficial owner of a note agree, in the absence of an administrative determination or judicial ruling to the contrary, to be bound by our application of the Contingent Debt Regulations to the notes, including our determination of the projected payment schedule described below, and the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes. Further, by acceptance of a note or a beneficial interest in a note, each holder and beneficial owner of a note will be deemed to have agreed to treat the cash and the fair market value of any common stock received on conversion of a note as a contingent payment under the Contingent Debt Regulations.
     No authority directly addresses all aspects of the treatment of the notes or instruments similar to the notes for U.S. federal income tax purposes. The IRS has issued both Revenue Ruling 2002-31 and Notice 2002-36, addressing the U.S. federal income tax classification and treatment of an instrument similar, although not identical, to the notes, and concluded that the instrument addressed in that published guidance was subject to the Contingent Debt Regulations. In addition, the IRS clarified various aspects of the potential applicability of certain other provisions of the Code to the instrument addressed in that published guidance. However, the applicability of Revenue Ruling 2002-31 to any particular instruments, such as the notes, is uncertain. Further, the application of the Contingent Debt Regulations to instruments such as the notes is uncertain in several respects, and no rulings have been or will be sought from the IRS or a court with respect to any of the tax consequences discussed below. The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below. Any differing treatment could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the notes or any common stock received on conversion of a note. In particular, a beneficial owner of the notes might be required to accrue interest income at a lower rate, might not recognize income, gain or loss on conversion of the notes and might recognize capital gain or loss upon a taxable disposition of the notes. Accordingly, all prospective purchasers of the notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the ownership, conversion and disposition of the notes and the common stock (including any possible differing treatments of the notes) in light of their particular situations.
     The remainder of this discussion assumes that the notes will treated as indebtedness subject to the Contingent Debt Regulations as described below and in accordance with the aforementioned agreements and our determinations, and does not discuss any possible differing treatments of the notes.
Consequences to U.S. Holders
     The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes or any common stock received on conversion of the notes. Certain consequences to non-U.S. holders of the notes or common stock received on conversion of the notes are described under “ — Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of the notes or any common stock received on conversion of the notes that is:
•	an individual citizen or resident of the United States;

•	a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of the Code) or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a “United States person” (within the meaning of the Code).

  Accrual of Interest
     Under the Contingent Debt Regulations, actual cash payments on the notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:
•	require you, regardless of your usual method of tax accounting, to use the accrual method of accounting to account for interest with respect to the notes;

•	require you to accrue and include in your gross income each year interest income on the notes at the comparable yield described below, which generally will be substantially in excess of the cash interest payments (both fixed and contingent) actually received by you; and

•	generally result in any gain or loss being treated as ordinary interest income or ordinary loss, respectively (in the case of any loss, to the extent such loss does not exceed your prior inclusions of interest on the notes), on the sale, exchange, conversion, repurchase or redemption of the notes.
     You will be required to accrue an amount of ordinary interest income, for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:
•	the product of (i) the adjusted issue price, as defined below, of the notes as of the beginning of the accrual period and (ii) the comparable yield, as defined below, of the notes, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the notes.
     The issue price of a note will be the first price at which a substantial amount of the notes are sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note will be its issue price increased by the amount of any interest previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (contingent and noncontingent) previously scheduled to be made with respect to the notes under the projected payment schedule described below (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any contingent payments previously actually made).
     Under the Contingent Debt Regulations, you will be required to include interest in your gross income for each taxable year you hold the notes, regardless of your usual method of tax accounting, based on the comparable yield of the notes. In accordance with the method prescribed by the Contingent Debt Regulations, we have determined the comparable yield of the notes based on the rate, as of the initial issue date, at which we could issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions otherwise similar to those of the notes. Accordingly, we have determined that the comparable yield is an annual rate of 8.25% per annum, compounded semi-annually.
     We are required to furnish to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the noncontingent interest payments on the notes and estimates of the amount and timing of contingent interest payments and the amount of the payment upon maturity on the notes taking into account the projected fair market value of the common stock and cash that might be paid upon a conversion of the notes. In this regard, the amount of cash and the fair market value of any common stock received by you upon conversion of a note will be treated for this purpose as a single contingent payment. The payments set forth on the projected payment schedule must produce a yield on the notes equal to the comparable yield. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth under “Where You Can Find Additional Information” in this Registration Statement. By purchasing the notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you generally must use the comparable yield and the schedule of projected payments in determining your interest accruals, and the adjustments thereto described below, in respect of the notes.

     Our determinations of the comparable yield and projected payment schedule are not binding on the IRS. The precise manner of determining the comparable yield is not entirely clear. There can be no assurance that the IRS will not successfully challenge our determination of the comparable yield or the projected payment schedule. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, in such event or in the event the IRS successfully challenged our projected payment schedule, the projected payment schedule could differ materially from the projected payment schedule provided by us. In any such case, the timing and amount of interest accruals on the notes could be significantly affected.
     The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amount of the payments on the notes or the value at any time of the common stock into which the notes may be converted.
  Adjustments to Interest Accruals on the Notes
     If the actual contingent payments made on the notes differ from the projected contingent payments, adjustments will be made for the difference for U.S. federal income tax purposes. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional interest income recognized by you in such taxable year. For these purposes, the actual contingent payments in a taxable year will also include the fair market value of property received in that year, including the fair market value of any common stock received upon a conversion. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate are less than the total amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will be treated as follows:
•	first, the negative adjustment will reduce the amount of interest income that you would otherwise be required to include in your gross income with respect to the notes in the taxable year;

•	second, to the extent the negative adjustment exceeds the amount of interest income with respect to the notes required to be included in your gross income in the current taxable year, the negative adjustment will be treated as ordinary loss to the extent of your total prior interest inclusions with respect to the notes, reduced to the extent such prior interest inclusions with respect to the notes were previously offset by prior negative adjustments; and

•	third, to the extent any portion of the negative adjustment remains, it will be treated as a regular negative adjustment in the succeeding taxable year or, if the remaining negative adjustment is not used by the time you dispose of your notes, it will reduce the amount you realize on the sale, exchange, conversion, redemption or repurchase of your notes.
Any net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.
  Purchase of a Note at a Price Other Than the Adjusted Issue Price of the Note
     If you purchase a note for a price that differs from the adjusted issue price of the note at the time of purchase, you will be required to make additional negative or positive adjustments. You should take into account any difference between the purchase price of the note and the adjusted issue price of the note at the time of purchase by reasonably allocating this difference to daily portions of interest or to projected payments over the remaining term of the note. If your purchase price for the note is greater than its adjusted issue price at the time of purchase, you should take the amount of the difference (allocated to a daily portion of interest or to a projected payment) into account as a negative adjustment on the date the daily portion accrues or the projected payment is made. If your purchase price for the note is less than its adjusted issue price at the time of purchase, you should take the amount of the difference (allocated to a daily portion of interest or to a projected payment) into account as a positive adjustment on the date the daily portion accrues or the projected payment is made. On the date of the adjustment, the adjusted tax basis of your note should be decreased by any such negative adjustment or increased by any such positive adjustment.

Certain U.S. holders will receive Forms 1099-OID reporting interest accruals on their notes. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from the purchase of a note for a price that differs from its adjusted issue price at the time of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.
  Sale, Exchange, Conversion, Redemption or Repurchase of the Notes
     Upon the sale, exchange, conversion, redemption or repurchase of a note, you will recognize gain or loss equal to the difference between (i) the amount you receive (including the amount of cash and the fair market value of our common stock received, if any), reduced by any net negative adjustment carried forward (as described above) and (ii) your adjusted tax basis in the notes. As mentioned above, the amount of cash and the fair market value of any common stock received by you upon conversion of a note will be treated as a contingent payment for this purpose and, under the indenture, by acceptance of a note or a beneficial interest in a note, you will be deemed to have agreed to so treat the cash and the fair market value of any such common stock. Any gain you recognize upon the sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. This differs from the tax rules applicable to convertible debt instruments that are not subject to the Contingent Debt Regulations. Any loss you recognize will be treated as ordinary loss to the extent of your prior net interest inclusions with respect to the note. Any loss in excess of that amount will be treated as capital loss, which will be long-term capital loss if you held the note for more than one year at the time of the sale, exchange, conversion, redemption or repurchase of the note. The deductibility of capital losses is subject to limitations. If a capital loss from the sale, exchange, conversion, redemption or repurchase of the notes meets certain thresholds, which are generally $10 million for corporate U.S. holders, other than S-corporations, and $2 million for other U.S. holders, you may be required to file a disclosure statement with the IRS.
Special rules apply in determining the tax basis of a note. Your basis in a note will generally equal your original purchase price for the note, increased by interest you previously accrued on the note (determined taking into account adjustments described under “Purchase of a Note at a Price Other Than the Adjusted Issue Price of the Note” but without taking into account adjustments to interest accruals described under “Adjustments to Interest Accruals on the Notes”) and reduced by the projected amount of any payments (contingent and noncontingent) previously scheduled to be made on the note under the projected payment schedule described above (regardless of whether any such projected contingent payments were actually made and regardless of the amount of any such contingent payments previously actually made).
     Your tax basis in common stock, if any, received upon conversion of a note will equal the then current fair market value of that common stock. Your holding period for the common stock received may commence on the day after the date of conversion.
     If you convert your notes between a record date for an interest payment and the next interest payment date and consequently receive a payment of cash interest or contingent interest, as described in “Description of Notes — Interest”, you should consult your own tax advisor concerning the appropriate treatment of such payments.
  Conversion Rate Adjustments
     Under certain circumstances described under the heading “Description of Notes — Conversion Rights — Conversion Procedures” above, the conversion rate of the notes may be adjusted. The U.S. federal income tax consequences to U.S. holders of such a conversion rate adjustment is unclear.
     U.S. holders of convertible debt instruments such as the notes may, in certain circumstances, be deemed to have received potentially taxable distributions of stock if the conversion price of such instruments is adjusted. However, adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of stock. Certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you might be deemed to have received constructive distributions includible in your income in the manner described below under “ — Dividends” even though you have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment might also result in a constructive taxable distribution to you. The amount of any constructive distribution taxable to you as a dividend would increase your tax basis in the notes.
     Alternatively, a conversion rate adjustment could be viewed as not resulting in a deemed distribution to U.S. holders in any circumstance on the basis that the application of the deemed distribution rules is inconsistent with application of the Contingent Debt Regulations, which already treat any additional cash or shares of our common stock received by you on conversion of the notes as a result of such an adjustment as a contingent payment.
  Dividends
     Distributions, if any, made on our common stock held by you as a result of the conversion of your notes generally will be included in your gross income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a non-corporate U.S. holder in taxable years beginning before January 1, 2009 generally will be taxed at the lower applicable capital gains rate provided that the U.S. holder satisfies certain holding period and other requirements (which requirements might not be considered to be satisfied in the case of the portion of any constructive distribution (described above) that is treated as a dividend). Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to satisfaction of applicable requirements (which requirements might not be considered to be satisfied in the case of the portion of any constructive distribution (described above) that is treated as a dividend).
  Sale or Exchange of Common Stock
     Upon the sale or exchange of our common stock held by you as a result of the conversion of your notes, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the sale or exchange. Your adjusted tax basis and holding period in common stock received as a result of the conversion of your notes are determined as discussed above under “ — Sale, Exchange, Conversion, Redemption or Repurchase of the Notes.” Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Consequences to Non-U.S. Holders
     The following is a summary of certain material U.S. federal income and estate tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the notes that is not a U.S. holder and is not a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other pass-through entity.
  Payments with Respect to, and Conversion or Disposition of, the Notes
     Subject to the discussions below under “ — Constructive Dividends” and “Backup Withholding and Information Reporting”, if you are a non-U.S. holder, all payments of principal and interest made to you on the notes (including amounts taken into account as interest under the accrual rules described above under “Consequences to U.S. Holders”), and any gain realized on a sale, exchange, redemption, conversion or repurchase of the notes (other than any portion of the gain that is attributable to increases in the conversion rate on account of increases in the dividend rate on our common stock), generally will not be subject to U.S. federal income tax (including withholding thereof), provided that:
•	you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	such payments (and amounts) and gain are not effectively connected with your conduct of a trade or business in the United States;

•	the notes and our common stock are actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code;

•	we are not a “United States real property holding corporation” (“USRPHC”) under Section 897 of the Code; and

•	you provide us or our paying agent with your name and address and a certification under penalties of perjury that you are not a “United States person” as defined under the Code, which certification may be made on an IRS Form W-8BEN or successor form, or you hold your notes through certain intermediaries, and you and the intermediaries satisfy the certification requirements of applicable Treasury regulations.
     We believe that we currently are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.
     The applicable Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. Prospective investors should consult their own tax advisors regarding the certification requirements for non-U.S. holders.
     If all the conditions described in the bullet points above are not met, you generally will be subject to the 30% U.S. federal withholding tax with respect to payments of interest, including contingent interest and payments treated as interest, on the notes (or, if any portion of any gain realized by you on the sale, exchange, redemption, conversion or repurchase of the notes is attributable to increases in the conversion rate on account of increases in the dividend rate on our common stock, you may be subject to this withholding tax with respect to such portion), unless you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN or successor form claiming an exemption from or reduction in this withholding tax under the benefit of an applicable U.S. income tax treaty or (2) IRS Form W-8ECI or successor form stating that interest income recognized by you on the notes is not subject to withholding tax because it is effectively connected with your conduct of a U.S. trade or business. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your own tax advisor concerning application of this withholding tax to you and the possibility of your obtaining an exemption from or reduction in this withholding tax or a refund of any excess amounts withheld.
     If you are engaged in a trade or business in the United States and interest income on your notes is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), you generally will be subject to U.S. federal income tax on that interest income on a net income basis at the applicable individual or corporate rates in the same manner as if you were a U.S. holder, as described above, although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest income on your notes will be included in your earnings and profits.
  Sale or Exchange of Common Stock
     Any gain that you recognize on the sale or exchange of our common stock held by you as a result of the conversion of your notes generally will not be subject to U.S. federal income tax unless:
•	the gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of sale or exchange and certain conditions are met; or

•	we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that you held such common stock.
     If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax on the net gain derived from the sale at the applicable individual or corporate rates in the same manner as if you were a U.S. holder, as described above (unless an applicable income tax treaty provides otherwise). If you are a corporation, then any such effectively connected gain recognized by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate, or such lower rate as may be prescribed under an applicable U.S. income tax treaty. If you are an individual described in the second bullet point above, except as otherwise provided by an applicable income tax treaty, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.
     We do not believe that we are currently, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Even if we were, or were to become, USRPHC, the tax relating to stock in a USRPHC generally will not apply to you if you held, directly and indirectly, at all times during the applicable period, five percent or less of our common stock, provided that our common stock was regularly traded on an established securities market.
  Dividends
     Distributions, if any, made on our common stock held by you as a result of the conversion of your notes will be treated as dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.
     The gross amount of any such dividends generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Any such dividends that are effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by you will not be subject to this withholding tax, but instead will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates in the same manner as if you were a U.S. holder, as described above (unless an applicable income tax treaty provides otherwise). As discussed above under “ — Payments with Respect to, and Conversion or Disposition of, the Notes,” certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.
     As discussed above under “ — Payments with Respect to, and Conversion or Disposition of, the Notes,” a non-U.S. holder of our common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
  Constructive Dividends
     Under certain circumstances, a non-U.S. holder may be deemed to have received a constructive dividend (see “Consequences to U.S. Holders — Conversion Rate Adjustments” above). Any such constructive dividend received by you will be treated in the same manner as an actual dividend received by you, as discussed above under “ — Dividends”. Withholding tax applicable to any such constructive dividend received by you may be withheld from interest, shares of common stock or proceeds subsequently paid or credited to you and, in such event, you should consult your own tax advisor as to whether you can obtain a refund for all or a portion of any tax withheld.
  U.S. Federal Estate Tax
     If you are a non-U.S. holder and also are not a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, the U.S. federal estate tax will not apply to notes owned by you at the time of your death, provided that (1) at the time of your death you do not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder and (2) interest on the notes would not have been, if received at the time of your death, effectively connected with your conduct of a trade or business in the United States. However, shares of our common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable U.S. estate tax treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.
Backup Withholding and Information Reporting
     In general, you will not be subject to backup withholding and information reporting with respect to payments made to you by us or our paying agent, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. person and you have given us an appropriate statement certifying, under penalties of perjury, that you are not a U.S. person. In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or share of our common stock conducted through a U.S. broker or certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest or dividends paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside.
     You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of (a) 240,000,000 shares of voting common stock, par value $0.0001 per share, (b) 7,125,000 shares of non-voting common stock, par value $0.0001 per share, (c) 20,000,000 shares of Class C common stock, par value $0.0001 per share, and (d) 100,000 shares of preferred stock, par value $0.0001 per share. As of May 9, 2006 we had 47,211,728 outstanding shares of voting common stock and no outstanding shares of non-voting common stock, Class C common stock, or preferred stock. As of May 9, 2006, 387,000 shares of our common stock were issuable under currently outstanding stock options, and an additional 1.9 million shares of common stock are reserved for issuance to employees under our incentive equity plans. On May 3, 2006, we announced that our Board of Directors approved a two-for-one stock split. Our shareholders of record at the close of business on May 11, 2006 will receive one additional share of common stock for every share of common stock held on that date. The new shares will be distributed on June 1, 2006 and our stock will begin trading ex-stock split on June 2, 2006. The two-for-one stock split will increase the number of shares of common stock outstanding from approximately 47.2 million to approximately 94.4 million and double our respective shares reserved for issuance.
     The following summary of the material terms and provisions of our capital stock is not complete and is subject to the terms included in our restated certificate of incorporation, our by-laws, and Delaware law. Reference is made to those documents and to Delaware law for a detailed description of the provisions summarized below.
Common Stock
     Each outstanding share of our common stock is identical in all respects and entitles its holder to the same rights and privileges, except as otherwise described below. Holders of shares of common stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any other securities of our company.
     Voting Common Stock. Each holder of voting common stock is entitled to one vote per share on all matters to be voted on by our stockholders. In addition, some stockholders that are “regulated stockholders” (as defined below) may at any time convert their shares of voting common stock into an equal number of shares of non-voting common stock in order to comply with applicable regulatory requirements.
     Non-Voting Common Stock. Holders of non-voting common stock are generally not entitled to vote that stock on any matter on which our stockholders are entitled to vote.
     Holders of non-voting common stock can vote as a separate class on any merger or consolidation of our company with or into another entity or entities, or any recapitalization or reorganization, in which shares of non-voting common stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of voting common stock or would otherwise be treated differently from shares of voting common stock in connection with such transaction, except that shares of non-voting common stock may, without such a separate class vote, receive non-voting securities which are otherwise identical to the voting securities received with respect to voting common stock so long as (1) the non-voting securities are convertible into the voting securities on the same terms as the non-voting common stock is convertible into voting common stock and (2) all other consideration is equal on a per share basis. Holders of shares of non-voting common stock can vote as a separate class on any amendment to the provisions contained in this paragraph.
     Holders of non-voting common stock may at any time convert any or all of their shares into an equal number of shares of voting common stock. However, a holder of non-voting common stock may not convert its shares if, as a result of that conversion, the holder would control (1) more shares of our voting common stock or other securities than the holder is permitted to own pursuant to any regulation applicable to it or (2) with respect to holders regulated by state insurance law, 5% or more of our voting capital stock. However, the shares of non-voting common stock may be converted into voting common stock if the holder believes that such converted shares will be transferred within 15 days pursuant to a “conversion event” and the holder agrees not to vote such shares of voting common stock prior to the conversion event and undertakes to convert such shares back into non-voting common stock if such shares are not transferred pursuant to a conversion event. A “conversion event” includes a public offering by us and certain changes of control of our company.
     We may not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of voting common stock or any other class of our capital stock or take any other action affecting the voting rights of such shares if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any regulated stockholder, unless we give written notice of such action to each regulated stockholder. We must defer making any such conversion, redemption, purchase or acquisition for a period of 30 days after giving notice to the regulated stockholders.
     We may not be a party to any reorganization, merger or consolidation pursuant to which any regulated stockholder would be required to take (1) any voting securities that would cause such holder to violate any law, regulation or other governmental requirement or (2) any securities convertible into voting securities which if such conversion occurred would cause such holder to violate any law, regulation or governmental requirement.
     Class C Common Stock. If any Class C common stock is issued, each holder of Class C common stock would be entitled to one-tenth of one vote for each share of Class C common stock held by such holder. We currently have no outstanding shares of Class C common stock.
     The holders of shares of voting common stock and Class C common stock and, on any matter on which the holders of shares of non-voting common stock are entitled to vote, the holders of shares of non-voting common stock, all vote together as a single class; provided, however, that the holders of shares of non-voting common stock or Class C common stock are entitled to vote as a separate class on any amendment, repeal or modification of any provision of the certificate of incorporation that adversely affects the powers, preference or special rights of the holders of the non-voting common stock or Class C common stock, respectively.
     For purposes of this section, “regulated stockholder” includes any stockholder that is subject to Regulation Y and owns our common stock or preferred stock.
Preferred Stock
     Our board of directors is authorized to issue preferred stock in one or more series, to establish the number of shares to be included in each series, to fix the designations, powers, preferences and rights of the shares of each series and to impose any qualifications, limitations or restrictions of each series. The board may, among other things, determine with respect to each series of preferred stock specific voting rights, designations, dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences. Because the board of directors will have the power to establish the preferences and rights of the shares of any series of preferred stock without any further action or vote by the stockholders, the board may afford the holders of any series of preferred stock preferences, powers and rights, including voting rights, senior to the rights of the holders of common stock.
     One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult, discourage or prevent an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise and thereby protect the continuity of our current management. The issuance of shares of the preferred stock pursuant to the board of directors’ authority may adversely affect the rights of holders of common stock.
Limitation on Liability and Indemnification Matters
     Our certificate of incorporation limits the liability of our directors to our company and our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors are not personally liable for money damages for breach of fiduciary duty as a director, except for liability:
•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for any breach of the director’s duty of loyalty to us or our stockholders; and

•	for any transaction from which the director derived an improper personal benefit.
     Our certificate of incorporation and bylaws also contain provisions indemnifying our directors, officers, employees and agents to the fullest extent permitted by Delaware law. The indemnification permitted under

Delaware law is not exclusive of any other rights to which such persons may be entitled under our by-laws, any agreement, a vote of stockholders or otherwise.
     In addition, we maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Provisions of Delaware Law
     A number of provisions in our certificate of incorporation, by-laws and Delaware law may make it more difficult to acquire control of us by various means. These provisions could deprive the stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the common stock. These provisions are intended to:
•	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our stockholders.
     No Stockholder Action Without a Meeting. Our certificate of incorporation and by-laws provide that stockholders may only take action at an annual or special meeting.
     Special Meetings of Stockholders. Our by-laws provide that special meetings of our stockholders may be called only by the board of directors, the chairman of the board or the chief executive officer and must be called by the chief executive officer only upon the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors, the chairman of the board or the chief executive officer. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.
     Issuance of Preferred Stock. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may among other things, discourage, delay, defer or prevent a change in control of our company.
     Authorized But Unissued Shares of Common Stock. The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
     Section 203 of the Delaware General Corporation Law. We must comply with the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

     A “business combination” includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:
•	our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

•	the business combination is approved by a majority of our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and file periodic reports, proxy statements and other information with the SEC. These materials and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services, at the Internet web site maintained by the SEC at www.sec.gov , and on our web site, www.unitedauto.com. The information on our web site is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC’s rules permit us to incorporate by reference certain information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
     Accordingly, we incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):
Our annual report on Form 10-K for the fiscal year ended December 31, 2005;
Our quarterly report on Form 10-Q for the quarter ended March 31, 2006;
Our proxy statement on Schedule 14-A filed on March 23, 2006;
The description of the Registrant’s Common Stock contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 9, 1996, pursuant to Section 12 of the Exchange Act; and
Our current reports on Form 8-K filed with the SEC on each of January 23, 2006, January 27, 2006, February 2, 2006, February 6, 2006, February 14, 2006, March 13, 2006, April 18, 2006 and May 8, 2006.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, also shall be deemed to be incorporated by reference in this prospectus, unless otherwise provided in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct written or oral requests for such copies to: Investor Relations, United Auto Group, Inc., 2555 Telegraph Road, Bloomfield Hills, MI 48302.
LEGAL MATTERS
     The validity of the notes offered hereby and the shares of common stock issuable upon conversion of the notes has been passed upon for us by Shane M. Spradlin, Vice President and Senior Corporate Counsel of United Auto Group, Inc.
EXPERTS
     The financial statements of United Auto Group, Inc. and its consolidated subsidiaries (the “Company”), except UAG UK Holdings Limited, as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, the related financial statement schedule, and the related management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K (the “Form 10-K”) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule based on our audits and the report of other auditors and include an explanatory paragraph referring to the Company’s change in method of accounting for cash consideration received from a vendor to conform to Emerging Issues Task Force No. 02-16 in 2003 and referring to the restatement of the 2004 and 2003 consolidated statements of cash flows, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting). The consolidated balance sheets of UAG UK Holdings Limited (a consolidated subsidiary of the Company) and its subsidiaries (not presented separately in the Form 10-K) as of December 31, 2005 and 2004 and the related consolidated statement of income, stockholder’s equity and cash flows for each of the three years in the period ended December 31, 2005, and the related management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005 have been audited by KPMG Audit Plc, an independent registered public accounting firm, as stated in their reports incorporated by reference in this prospectus from the Company’s annual report on Form 10-K. Such financial statements of the Company and UAG UK Holdings Limited, the financial statement schedule and reports of the independent registered public accounting firms are incorporated herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The table below itemizes the expenses payable by United Auto Group, Inc. (the “ Registrant ”) in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$40,125
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$15,000
Printing Expenses	$10,000
Miscellaneous	$5,000

Total	$95,125
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.
     The Restated Certificate of Incorporation and the By-laws of the Registrant provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. The Registrant maintains standard policies of directors’ and officers’ liability insurance.
Item 16. Exhibits
     The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit
Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to our Form 10-Q filed May 10, 2006)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to our Form 8-K filed March 13, 2006)

4.3	Indenture, dated as of January 31, 2006, between the Company and JP Morgan Trust Company National Association, as trustee (incorporated by reference to Exhibit 10.1 to our Form 8-K Filed February 2, 2006)

4.4	Registration Rights Agreement, dated as of January 31, 2006, between United Auto

Exhibit
Number	Description

Group, Inc. and and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Thomas Weisel Partner, LLC (incorporated by reference to Exhibit 10.1 to our 8-K filed on February 2, 2006)

5.1	Opinion of Shane M. Spradlin, Vice President and Senior Corporate Counsel of United Auto Group, Inc.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG Audit plc

23.3	Consent of Shane M. Spradlin, Vice President and Senior Corporate Counsel of United Auto Group, Inc. (contained in the Opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature page hereto)

25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering prices set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, Michigan, on May 16, 2006.

United	Auto Group, Inc.

By:	/s/ Roger S. Penske
Roger S. Penske Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Roger S. Penske and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement of Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Roger S. Penske Roger S. Penske	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Executive Vice President — Finance (Principal Financial Officer)	May 16, 2006

/s/ Robert O’Shaughnessy	Senior Vice-President — Finance	May 16, 2006
Robert O’Shaughnessy	(Principal Accounting Officer)

/s/ John D. Barr	Director	May 16, 2006
John D. Barr

/s/ Michael R. Eisenson	Director	May 16, 2006
Michael R. Eisenson

/s/ Hiroshi Ishikawa	Director	May 16, 2006
Hiroshi Ishikawa

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006
Robert H. Kurnick, Jr.

/s/ William J. Lovejoy	Director	May 16, 2006
William J. Lovejoy

/s/ Kimberly J. McWaters	Director	May 16, 2006
Kimberly J. McWaters

/s/ Eustace W. Mita	Director	May 16, 2006
Eustace W. Mita

/s/ Lucio A. Noto	Director	May 16, 2006
Lucio A. Noto

Signature	Title	Date

/s/ Richard J. Peters	Director	May 16, 2006
Richard J. Peters

/s/ Ronald G. Steinhart	Director	May 16, 2006
Ronald G. Steinhart

/s/ H. Brian Thompson	Director	May 16, 2006
H. Brian Thompson

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Auto Mall Payroll Services, Inc.
Classic Auto Group, Inc.
Classic Enterprises, LLC
Classic Imports, Inc.
Classic Motor Sales, LLC
Classic Nissan of Turnersville, LLC
Classic Turnersville, Inc.
DiFeo Partnership LLC
Florida Chrysler Plymouth, Inc.
Gene Reed Chevrolet, Inc.
JS Imports, LLC
Michael Chevrolet-Oldsmobile, Inc.
Palm Auto Plaza, LLC
Peachtree Nissan, Inc.
Reed Lallier Chevrolet, Inc.
Somerset Motors, Inc.
UAG Atlanta H1, LLC
UAG Atlanta IV Motors, Inc.
UAG Boston Bentley, LLC
UAG Boston FMB, LLC
UAG Boston FML, LLC
UAG Boston FMM, LLC
UAG Boston FMR, LLC
UAG Caribbean, Inc.
UAG Carolina, Inc.
UAG Central Florida Motors, LLC
UAG CHCC, Inc.
UAG Chevrolet, Inc.
UAG Citrus Motors, LLC
UAG Classic, Inc.
UAG Connecticut, LLC
UAG Duluth, Inc.
UAG Hudson, Inc.
UAG Kissimmee Motors, Inc.
UAG Nanuet I, LLC
UAG Nanuet II, LLC
UAG Northeast, LLC
UAG Royal Palm, LLC
UAG Turnersville Motors, LLC
UAG West Bay AM, LLC
UAG West Bay FM, LLC
UAG West Bay IA, LLC
UAG West Bay IAU, LLC
UAG West Bay IB, LLC
UAG West Bay II, LLC
UAG West Bay IL, LLC
UAG West Bay IM, LLC

UAG West Bay IN, LLC
UAG West Bay IP, LLC
UAG West Bay IV, LLC
UAG West Bay IW, LLC
United Nissan, Inc. (GA)
United Nissan, Inc. (TN)
West Palm Auto Mall, Inc.
West Palm Nissan, LLC
West Palm S1, LLC
Westbury Superstore, Ltd.

By:	/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.,
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr.	Chairman of the Board	May 16, 2006
Roger S. Penske, Jr.	(Principal Executive Officer)

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Classic Management Company, Inc.
UAG Southeast, Inc.

By:	/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.,
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	President (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

County Auto Group Partnership
Danbury Auto Partnership
DiFeo Chrysler Plymouth Jeep Eagle Partnership
DiFeo Hyundai Partnership
DiFeo Leasing Partnership
DiFeo Nissan Partnership
DiFeo Tenafly Partnership
OCT Partnership

By: DiFeo Partnership, LLC

By:	/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	Chairman of the Board (Principal Executive Officer)	May 16, 2006

	Assistant Treasurer and Director	May 16, 2006
/s/ James R. Davidson James R. Davidson	(Principal Accounting Officer and Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006
Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Hudson Motors Partnership

By: DiFeo Partnership, LLC

By:	/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Somerset Motors Partnership

By: DiFeo Partnership, LLC

By:	/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG East, LLC

By:	/s/ Roger S. Penske, Jr.

Roger S. Penske, Jr.,
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	President (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Late Acquisition I, LLC

By:	/s/ Walter P. Czarnecki, Jr. Walter P. Czarnecki, Jr.,
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Walter P. Czarnecki, Jr. Walter P. Czarnecki, Jr.	President (Principal Executive Officer)	May 16, 2006

/s/ Robert T. O’Shaughnessy Robert T. O’Shaughnessy	Treasurer (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

/s/ James R. Davidson James R. Davidson	Director	May ___, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG International Holdings, Inc.

By:	/s/ Samuel X. DiFeo

Samuel X. DiFeo
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Samuel X. DiFeo Samuel X. DiFeo	President (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG Realty, LLC

By:	/s/ Roger S. Penske

Roger S. Penske
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske Roger S. Penske	President (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG Northeast Body Shop, Inc.
UAG Turnersville Realty, LLC

By:	/s/ Roger S. Penske, Jr.

Roger S. Penske, Jr., Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Roger S. Penske, Jr. Roger S. Penske, Jr.	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Brett Morgan Chevrolet -Geo, Inc.
Central Ford Center, Inc.
CJNS, LLC
Dealer Accessories, LLC
Europa Auto Imports, Inc.
FRN of Tulsa, LLC
GMG Motors, Inc.
Goodson North, LLC
Goodson Pontiac-GMC, LLC
Goodson Spring Branch, LLC
HT Automotive, Ltd.
KMPB, LLC
KMT/UAG, Inc.
Landers Auto Sales, LLC
Landers Buick-Pontiac, Inc.
Landers Ford North, Inc.
Late Acquisition II, LLC
LMNS, LLC
LRP, Ltd.
National City Ford, Inc.
PMRC, LLC
Relentless Pursuit Enterprises, Inc.
SA Automotive, Ltd.
SAU Automotive, Ltd.
Scottsdale Ferrari, LLC
Scottsdale Jaguar, Ltd.
Scottsdale Management Group, Ltd.
Sigma Motors, Inc.
SK Motors, Ltd.
SL Automotive, Ltd.
Sun Motors, Ltd.
Tri-City Leasing, Inc.
UAG Capitol, Inc.
UAG Cerritos, LLC
UAG Clovis, Inc.
UAG Escondido A1, Inc.
UAG Escondido H1, Inc.
UAG Escondido M1, Inc.
UAG Fayetteville I, LLC
UAG Fayetteville II, LLC
UAG Fayetteville III, LLC
UAG Landers Springdale, LLC
UAG Los Gatos, Inc.
UAG Marin, Inc.
UAG Nevada Land, LLC
UAG Phoenix VC, LLC

UAG San Diego A1, Inc.
UAG San Diego AU, Inc.
UAG San Diego H1, Inc.
UAG San Diego JA, Inc.
UAG San Diego Management, Inc.
UAG Spring, LLC
UAG Stevens Creek II, Inc.
UAG Sunnyvale, Inc.
UAG Texas II, Inc.
UAG Texas, LLC
UAG Torrance, Inc.
UAG Tulsa JLM, LLC
UAG Tulsa VC, LLC
UAG VC II, LLC
UAG VK, LLC
UAG West, LLC
UAG/PFS, Inc.
United Ford Broken Arrow, LLC
United Ford North, LLC
United Ford South, LLC
United Ranch Automotive, LLC
UnitedAuto Dodge of Shreveport, Inc.

By:	/s/ George W. Brochick

George W. Brochick,
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick George W. Brochick	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Landers United Auto Group No. 2, Inc.

By:	/s/ George W. Brochick

George W. Brochick,
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick George W. Brochick	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG West, LLC

By:	/s/ George W. Brochick George W. Brochick,
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick George W. Brochick	President (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Assistant Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG Tulsa Holdings, LLC

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick George W. Brochick	Chairman of the Board (Principal Executive Officer)	May 16, 2006

/s/ James R. Davidson James R. Davidson	Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 16, 2006

/s/ Robert H. Kurnick, Jr. Robert H. Kurnick, Jr.	Director	May 16, 2006

     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

United Auto Scottsdale Property Holdings, LLC

By:	/s/ George W. Brochick

George W. Brochick,
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	President	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG Houston Acquisition, Ltd. Shannon Automotive, Ltd.

By: UAG Texas, LLC

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG GD, Ltd.

By: UAG Spring, LLC Its: General Partner

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG GN, Ltd.

By: Goodson North, LLC Its: General Partner

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG GP, Ltd.

By: Goodson Pontiac-GMC, LLC Its: General Partner

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

UAG GW, Ltd.

By: Goodson Spring Branch, LLC Its: General Partner

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

WTA Motors, Ltd.

By: Late Acquisition II, LLC Its: General Partner

By:	/s/ George W. Brochick

George W. Brochick
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ George W. Brochick	Chairman of the Board	May 16, 2006

George W. Brochick	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and Principal
Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

United Auto Licensing, LLC

By:	/s/ Robert H. Kurnick, Jr.

Robert H. Kurnick, Jr.
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	President, Treasurer and Director	May 16, 2006

Robert H. Kurnick, Jr.	(Principal Executive Officer, Principal
Accounting Officer and Principal Financial
Officer)

     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Covington Pike Dodge, Inc.
D. Young Chevrolet, LLC
Dan Young Chevrolet, Inc.
Dan Young Motors, LLC
Landers Ford, Inc.
Landers Nissan, LLC
Motorcars Acquisition II, LLC
Motorcars Acquisition III, LLC
Motorcars Acquisition IV, LLC
Motorcars Acquisition V, LLC
Motorcars Acquisition VI, LLC
Motorcars Acquisition, LLC
Nissan of North Olmsted, LLC
The New Graceland Dodge, Inc.
UAG Central Region Management, LLC
UAG Graceland II, Inc.
UAG Memphis II, Inc.
UAG Memphis IV, Inc.
UAG Memphis Management, Inc.
UAG Michigan Cadillac, LLC
UAG Michigan H1, LLC
UAG Michigan H2, LLC
UAG Michigan Holdings, Inc.
UAG Michigan Pontiac-GMC, LLC
UAG Michigan T1, LLC
UAG Michigan TMV, LLC
UAG Minneapolis B1, LLC
UAG Oldsmobile of Indiana, LLC
UAG Young Automotive Group, LLC
UAG Young II, Inc.
Young Automotive Holdings, LLC
Young Management Group, Inc.

By:	/s/ R. Whitfield Ramonat

R. Whitfield Ramonat,
Chairman of the Board
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ R. Whitfield Ramonat	Chairman of the Board	May 16, 2006

R. Whitfield Ramonat	(Principal Executive Officer)

/s/ James R. Davidson	Assistant Treasurer and Director	May 16, 2006

James R. Davidson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

     Pursuant to the requirements of the Securities Act, each of the Registrant’s certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 16, 2006.

Atlantic Auto Funding Corporation
Atlantic Auto Second Funding Corporation
Atlantic Auto Third Funding Corporation
UAG Finance Company, Inc.
United Auto Fifth Funding, Inc.
United Autocare Products, LLC
UnitedAuto Finance, Inc.
UnitedAuto Fourth Funding, Inc.

By:	/s/ James R. Davidson

James R. Davidson
President
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ James R. Davidson	President and Director	May 16, 2006

James R. Davidson	(Principal Executive Officer)

/s/ Robert T. O’Shaughnessy	Treasurer	May 16, 2006

Robert T. O’Shaughnessy	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 16, 2006

Robert H. Kurnick, Jr.

EXHIBIT INDEX

Exhibit
No.	Exhibit Name
5.1	Opinion of Shane M. Spradlin, Vice President and Senior Corporate Counsel of United Auto Group, Inc.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG Audit plc

23.3	Consent of Shane M. Spradlin, Vice President and Senior Corporate Counsel of United Auto Group, Inc. (contained in the Opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature page hereto)

25.1	Form of T-1 Statement of Eligibility of the Trustee under the Indenture